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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Vertex Pharmaceuticals Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2009

Dear Fellow Stockholder:

        You are cordially invited to attend the 2009 annual meeting of stockholders of Vertex Pharmaceuticals Incorporated to be held on Thursday, May 14, 2009, at 9:30 a.m. at our headquarters at 130 Waverly Street, Cambridge, Massachusetts.

        As described in the accompanying notice of annual meeting of stockholders and proxy statement, this year we will ask you and our other stockholders to:

  •
  elect two directors to the class of directors whose term will expire in 2012;

  •
  approve amendments to our Amended and Restated 2006 Stock and Option Plan that increase the number of shares of common stock authorized for issuance under the plan by 7,700,000 shares from 13,902,380 shares to 21,602,380 shares and increase the maximum number of shares a participant may receive in a calendar year under the plan from 600,000 to 700,000; and

  •
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

        Regardless of the number of shares of common stock you may own, your vote is important. YOU ARE URGED TO VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY, whether or not you plan to attend the annual meeting in person. This will ensure your proper representation at the annual meeting.

        Thank you for giving these materials your careful consideration.

Sincerely,

JOSHUA BOGER Chief Executive Officer

VERTEX PHARMACEUTICALS INCORPORATED
130 Waverly Street
Cambridge, Massachusetts 02139-4242
Telephone: (617) 444-6100
www.vrtx.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 14, 2009

        Notice hereby is given that the 2009 annual meeting of stockholders of Vertex Pharmaceuticals Incorporated will be held on Thursday, May 14, 2009, at 9:30 a.m. at our headquarters, located at 130 Waverly Street, Cambridge, Massachusetts, to:

  •
  elect two directors to the class of directors whose term will expire in 2012;

  •
  approve amendments to our Amended and Restated 2006 Stock and Option Plan that increase the number of shares of common stock authorized for issuance under the plan by 7,700,000 shares from 13,902,380 shares to 21,602,380 shares and increase the number of shares a participant may receive in a calendar year under the plan from 600,000 to 700,000;

  •
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

  •
  consider and act upon such other business as may properly come before the annual meeting.

        Please refer to the accompanying proxy statement for more complete information concerning the matters to be acted upon at the annual meeting.

        Holders of record of our common stock at the close of business on March 17, 2009, the record date for the annual meeting, are entitled to vote at the annual meeting and at any postponements or adjournments of the annual meeting. All stockholders are invited to attend the annual meeting in person.

        Your vote matters. Whether or not you plan to attend the annual meeting, please ensure your shares are represented, by voting, signing, dating, and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States. Holders of record of common stock as of the record date who attend the annual meeting and wish to vote in person may revoke their proxies.

BY ORDER OF THE BOARD OF DIRECTORS

KENNETH S. BOGER Secretary April 7, 2009

VERTEX PHARMACEUTICALS INCORPORATED
130 Waverly Street
Cambridge, Massachusetts 02139-4242
Telephone: (617) 444-6100
www.vrtx.com

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2009

        This proxy statement, with the enclosed proxy card, is being furnished to stockholders of Vertex Pharmaceuticals Incorporated in connection with the solicitation by our board of directors of proxies to be voted at our 2009 annual meeting of stockholders and at any postponements or adjournments thereof. The annual meeting will be held on Thursday, May 14, 2009, at 9:30 a.m. at our headquarters, located at 130 Waverly Street, Cambridge, Massachusetts.

        This proxy statement and the enclosed proxy card are first being mailed or otherwise furnished to our stockholders on or about April 9, 2009. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and materials regarding our company are being mailed to the stockholders with this proxy statement, but are not part of the proxy statement.

VOTING PROCEDURES

        Your Vote is Important.    Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible. We have included a postage-prepaid envelope for your convenience.

        Who Can Vote?    In order to vote, you must have been a stockholder of record at the close of business on the record date, which is March 17, 2009. Stockholders whose shares are owned of record by brokers and other nominees should follow the voting instructions provided by the institution that holds their shares. As of the record date, there were 172,967,071 shares of our common stock issued, outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon.

        How Do I Vote?    If your shares are held of record in your own name, you may vote by completing and returning the enclosed proxy card by mail or by voting in person at the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the institution that holds your shares that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you should contact the institution that holds your shares to obtain a broker's proxy card, and bring it to the annual meeting in order to vote.

        Voting By Mail and Revocation of Your Proxy.    You may vote by mail by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on a proposal described in this proxy statement, your proxy will be voted in favor of that proposal.

You may revoke your proxy at any time before it is voted by delivering a subsequently dated written revocation or proxy to our corporate secretary or by voting in person at the annual meeting.

        Voting in Person at the Annual Meeting.    If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot that will be available at the annual meeting.

        What Constitutes a Quorum?    In order for business to be conducted at the annual meeting, a quorum must be present. A quorum is present if the holders of a majority of the shares of common stock issued and outstanding as of the record date are present at the annual meeting in person or by proxy. Shares of common stock held by a person who is present at the annual meeting in person or by proxy but who abstains or does not vote with respect to one or more of the matters to be voted upon will nonetheless be counted for purposes of determining if a quorum exists. If a quorum is not present, it is expected that the annual meeting will be adjourned until a quorum is obtained.

  What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors	The nominees for director who receive the most votes, also known as a "plurality" of the votes, will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms and other nominees have authority to vote shares of their customers that are held by the broker or a nominee in "street name" for the election of directors. If a broker or other nominee does not exercise this authority, the failure to vote, or a "broker non-vote," will have no effect on the results of the election of directors.
Proposal 2: Amendments to Our Amended and Restated 2006 Stock and Option Plan	The affirmative vote of a majority of the shares of common stock cast by the stockholders present in person or represented by proxy at the annual meeting is required to approve the amendments to our Amended and Restated 2006 Stock and Option Plan. Abstentions will have no effect on the results of these votes. For this proposal, brokerage firms do not have authority to vote shares of their customers that are held in "street name." Therefore, any shares not voted by a customer will be treated as broker non-votes, and broker non-votes will have no effect on the outcome of this proposal.
Proposal 3: Ratification of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares of common stock cast by the stockholders present in person or represented by proxy at the annual meeting is required to approve the ratification of our independent registered public accounting firm. Abstentions will have no effect on the results of these votes. For this proposal, brokerage firms have authority to vote shares of their customers that are held in "street name." If a broker does not exercise this authority, the resulting broker non-votes will have no effect on the outcome of this proposal.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2009

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2008 are available to holders of record of our common stock at www.envisionreports.com/vrtx and to beneficial holders of our common stock at www.edocumentview.com/vrtx.

 PROPOSAL 1:
ELECTION OF DIRECTORS

        Our board of directors is divided into three classes, the Class I Directors, Class II Directors and Class III Directors, with one class elected each year. Members of each class hold office for a three-year term. Our board currently consists of nine members and there is one vacant board seat. Our by-laws provide that our board shall consist of at least three and not more than eleven members, as may be fixed from time to time by our board. The terms of the Class II Directors will expire at the 2009 annual meeting. Roger W. Brimblecombe and Bruce I. Sachs are current Class II Directors and have been nominated by our board for re-election at the 2009 annual meeting for a three-year term that will expire at the 2012 annual meeting. Eric K. Brandt, a current Class II Director, is not standing for re-election. The terms of the Class III Directors and Class I Directors will expire at the 2010 and 2011 annual meetings, respectively.

        Our board's policy with respect to the election of directors by stockholders is that any nominee for director in an uncontested election who receives a greater number of votes "withheld" than votes "for" the nominee's election should promptly tender his or her resignation to the chair of our board following certification of the stockholder vote. Our corporate governance and nominating committee will promptly consider the tendered resignation. Based on all factors it deems in its discretion to be relevant, it will recommend that our board either accept or reject the resignation or take some other action. Our board will act on the corporate governance and nominating committee's recommendation, and may either accept or reject the tendered resignation and may also adopt measures designed to address any issues perceived to underlie the election results. Following our board's decision on the corporate governance and nominating committee's recommendation, we promptly will disclose our board's decision, including, if applicable, the reasons for rejecting the tendered resignation. Any director whose resignation is being considered under this policy will not participate in the corporate governance and nominating committee or board considerations, recommendations or actions with respect to the tendered resignation.

        If any of the nominees for election to our board should, for any reason, be unavailable to serve, proxies will be voted for such other candidate as may be designated by our board, unless our board reduces the number of directors. Our board has no reason to believe that Dr. Brimblecombe and Mr. Sachs will be unable to serve if elected.

        The table below sets forth certain information with respect to the nominees for election to our board and also for those directors whose terms of office are not expiring at the annual meeting.

Nominees

Class II Directors—Present Terms Expiring In 2009 And Proposed Terms To Expire In 2012

Roger W. Brimblecombe, Ph.D., D.Sc. Director since 1993 Age: 79 Committee Memberships: Management Development and Compensation Committee— Chair Science and Technology Committee	Dr. Brimblecombe has been a member of the Board of Vertex Pharmaceuticals (Europe) Ltd. since 2005. He served as Chairman of Vanguard Medica plc from 1991 to 2000, of Core Group plc from 1997 to 1999, of Oxford Asymmetry International plc from 1997 to 2000 and pSivida Ltd. from 2002 to 2007. From 1979 to 1990, he held various Vice Presidential posts in SmithKline & French Laboratories' research and development organization, including Vice President R&D for Europe and Japan. He is currently a Partner in MVM Life Science Partners LLP and an Independent Director of the 2gether National Health Service Mental Health Trust in the U.K. He holds Ph.D. and D.Sc. degrees in pharmacology from the University of Bristol, England.
Bruce I. Sachs Director since 1998 Age: 49 Committee Memberships: Audit and Finance Committee Management Development and Compensation Committee

Mr. Sachs is a General Partner at Charles River Ventures. From 1998 to 1999, he served as Executive Vice President and General Manager of Ascend Communications, Inc. From 1997 until 1998, Mr. Sachs served as President and Chief Executive Officer of Stratus Computer, Inc. From 1995 to 1997, he served as Executive Vice President and General Manager of the Internet Telecom Business Group at Bay Networks, Inc. From 1993 to 1995, he served as President and Chief Executive Officer at Xylogics, Inc. Mr. Sachs also currently serves as a director of BigBand Networks, Inc. Mr. Sachs holds a B.S.E.E. in electrical engineering from Bucknell University, an M.E.E. in electrical engineering from Cornell University, and an M.B.A. from Northeastern University.

 Continuing Members of Our Board of Directors

Class III Directors—Terms Expiring In 2010

Joshua S. Boger, Ph.D. Director since 1989 Age: 58	Dr. Joshua Boger is the founder of Vertex. He has been our Chief Executive Officer since 1992, and is expected to terminate his employment with us in May 2009. He was our Chairman from 1997 until May 2006 and our President from our inception in 1989 until December 2000, and again from May 2005 through February 2009. He was our Chief Scientific Officer from 1989 until May 1992. Prior to founding Vertex in 1989, Dr. Boger held the position of Senior Director of Basic Chemistry at Merck Sharp & Dohme Research Laboratories in Rahway, New Jersey, where he headed both the Department of Medicinal Chemistry of Immunology & Inflammation and the Department of Biophysical Chemistry. Dr. Boger is the current chairman of the Biotechnology Industry Organization (BIO). Dr. Boger holds a B.A. in chemistry and philosophy from Wesleyan University and M.S. and Ph.D. degrees in chemistry from Harvard University. Dr. Boger is the brother of Mr. Kenneth Boger, our Senior Vice President and General Counsel.
Charles A. Sanders, M.D. Director since 1996 Age: 77 Committee Memberships: Corporate Governance and Nominating Committee—Chair

Dr. Sanders served as our lead outside director from 2003 until 2006 and has served as the Chairman of our board since May 2006. He will become our lead independent director in May 2009, when Mr. Emmens is expected to become the Chairman. Dr. Sanders retired in 1994 as Chief Executive Officer and in 1995 as Chairman of Glaxo Inc. From 1990 to 1995, he served as a member of the board of Glaxo plc. From 1981 to 1989, Dr. Sanders held a number of positions at Squibb Corporation, including that of Vice Chairman. Dr. Sanders has served in the past on the boards of Merrill Lynch, Reynolds Metals Co., Morton International Inc. and Fisher Scientific International. He is currently a director of Biodel Inc., Cephalon, Inc., and Icagen, Inc. Dr. Sanders had his undergraduate education at the University of Texas, and earned an M.D. from the University of Texas Southwestern Medical School.

Elaine S. Ullian Director since 1997 Age: 61 Committee Memberships: Management Development and Compensation Committee

Since 1996, Ms. Ullian has served as President and Chief Executive Officer of Boston Medical Center. From 1994 to 1996, she served as President and Chief Executive Officer of Boston University Medical Center Hospital. From 1987 to 1994, Ms. Ullian served as President and Chief Executive Officer of Faulkner Hospital. She also serves as a director of Thermo Fisher Scientific Inc. and Hologic, Inc. Ms. Ullian holds a B.A. in political science from Tufts University and an M.P.H. from the University of Michigan.

 Continuing Members of Our Board of Directors

Class I Directors—Terms Expiring In 2011

Stuart J. M. Collinson, Ph.D. Director since 2001 Age: 49 Committee Memberships: Audit and Finance Committee Science and Technology Committee	Dr. Collinson currently serves as a Partner at Forward Ventures. Prior to our merger with Aurora Biosciences Corporation in 2001, Dr. Collinson served as the President, Chief Executive Officer and Chairman of the Board of Aurora. Dr. Collinson held senior management positions with Glaxo Wellcome from December 1994 to June 1998, most recently serving as Co-Chairman, Hospital and Critical Care Therapy Management Team and Director of Hospital and Critical Care. Dr. Collinson received his Ph.D. in physical chemistry from the University of Oxford, England and his M.B.A. from Harvard University.
Eugene H. Cordes, Ph.D. Director since 2005 Age: 72 Committee Memberships: Science and Technology Committee—Chair Corporate Governance and Nominating Committee

Dr. Cordes has been a scientific advisor to us since 1996. Dr. Cordes was the Chairman of Vitae Pharmaceuticals,  Inc., a position he held from January 2002 to March 2006. Prior to joining Vitae Pharmaceuticals, Dr. Cordes was a professor of pharmacy at the University of Michigan. Dr. Cordes received a B.S. degree in chemistry from the California Institute of Technology and a Ph.D. in biochemistry from Brandeis University.

Matthew W. Emmens Director since 2004 Age: 57

Mr. Emmens became our President in February 2009 and is also expected to become our Chairman and Chief Executive Officer on May 23, 2009. Mr. Emmens is the Chairman of the Board of Shire plc. and has been a member of Shire's board since March 2003. From March 2003 to June 2008, Mr. Emmens was also the Chief Executive Officer of Shire plc. Before joining Shire in 2003, Mr. Emmens served as President of Merck KGaA's global prescription pharmaceuticals business in Darmstadt, Germany. In 1999, he joined Merck KGaA and established EMD Pharmaceuticals, its United States prescription pharmaceutical business. Mr. Emmens held the position of President and Chief Executive Officer at EMD Pharmaceuticals from 1999 to 2001. Prior to this, Mr. Emmens held various positions, including Chief Executive Officer, at Astra Merck,  Inc. as well as several positions at Merck & Co., Inc. Mr. Emmens received a B.S. degree in business management from Farleigh Dickinson University.

Information Regarding Our Board of Directors and its Committees

Corporate Governance Principles and Our Board of Directors

        Our governance practices are documented in our Statement of Corporate Governance Principles, which addresses the role and composition of our board, executive management functioning and succession planning, committees of our board, education and compensation of members of our board and the evaluation of our board. You can learn more about our current corporate governance principles and review our Statement of Corporate Governance Principles, committee charters, and Code of Conduct and Ethics at www.vrtx.com under "Finances/Investor Info—Corporate Governance—Governance Documents."

Our Board

        Our board of directors met 9 times during 2008. Each of our director nominees and continuing directors attended 75% or more of the board meetings during 2008. Each member of our board is encouraged to attend each annual meeting of our stockholders. All of our directors attended our annual meeting of stockholders held in 2008 except Ms. Ullian. Our board has determined that the following members of and nominees for the board qualify as "independent" under the definition adopted by The NASDAQ Stock Market LLC: Mr. Brandt, Dr. Brimblecombe, Dr. Collinson, Dr. Cordes, Mr. Sachs, Dr. Sanders and Ms. Ullian.

Board Committees

        Our board of directors has four standing committees: the corporate governance and nominating committee, the audit and finance committee, the management development and compensation committee, which we refer to as the MDCC, and the science and technology committee. Each of the committees has the authority to engage legal counsel or other experts or consultants, as its members deem appropriate to carry out the committee's responsibilities. Pursuant to our Statement of Corporate Governance Principles, our board has determined that each of the corporate governance and nominating committee, the audit and finance committee and the MDCC must consist solely of "independent directors," as that term is defined by the Securities and Exchange Commission and The NASDAQ Stock Market LLC applicable to our board and each committee. We select "independent directors" as members of these committees with the expectation that they will be free of relationships that might interfere with their exercise of independent judgment. Participation in the science and technology committee is not limited to independent directors.

Corporate Governance and Nominating Committee

        The corporate governance and nominating committee is comprised of Dr. Sanders (Chair), Mr. Brandt and Dr. Cordes. Pursuant to its charter, the corporate governance and nominating committee:

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  assists our board of directors in developing and implementing our corporate governance principles;

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  determines the size and composition of our board and its committees;

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  monitors a process to assess the effectiveness of our board;

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  identifies qualified individuals to become members of our board; and

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  recommends nominations to the full board.

In addition, in his role as chairman of our board Dr. Sanders has served, and in his position as lead independent director he is expected to serve, as the presiding director of executive sessions of our independent directors, which generally are held following each of our board meetings.

        In 2008, the corporate governance and nominating committee met three times, and all of the members attended at least 75% of the meetings that occurred while the member was on the corporate governance and nominating committee, except that Mr. Brandt did not attend one meeting of the corporate governance and nominating committee in 2008.

        When assessing potential nominees for election to our board, the corporate governance and nominating committee considers a variety of factors, such as the candidates' education, experience and knowledge of our industry and experience in other industries that are relevant to us, understanding of our technology and the science associated with drug discovery and development, prior service as a director of a public company and relevant commercial experience. The corporate governance and nominating committee may consider candidates recommended by stockholders, as well as recommendations from other sources, such as other directors or officers, third-party search firms or other appropriate sources. Generally, if a stockholder wishes to propose a candidate for consideration as a nominee by the corporate governance and nominating committee, the stockholder should submit any pertinent information regarding the candidate, including biographical information and a statement by the proposed candidate that he or she is willing to serve if nominated and elected, by mail to our corporate secretary at our offices at 130 Waverly Street, Cambridge, Massachusetts 02139. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2010 annual meeting of stockholders using the procedures set forth in our by-laws, the stockholder must follow the procedures described in "Stockholder Proposals for the 2010 Annual Meeting and Nominations for Director" on page 70 of this proxy statement. In general, persons recommended to the corporate governance and nominating committee by stockholders will be considered on the same basis as candidates from other sources.

Audit and Finance Committee

        Our audit and finance committee is comprised of Mr. Brandt (Chair), Dr. Collinson and Mr. Sachs. Our board has determined that Mr. Brandt, an independent director who serves as the chair of our audit and finance committee, is an "audit committee financial expert," as that term is defined in applicable regulations of the Securities and Exchange Commission. Pursuant to its charter, the primary purposes of the audit and finance committee are to:

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  assist our board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and reporting practices; and

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  review and make recommendations to our board concerning our financial structure and financing strategy.

In addition, our audit and finance committee focuses on the qualitative aspects of our financial reporting to stockholders, on our processes to manage business and financial risk and on compliance with significant applicable legal, ethical and regulatory requirements relating to our financial operations. Our independent registered public accounting firm reports directly to and is held accountable to the audit and finance committee in connection with the audit of our annual financial statements and related services. Our audit and finance committee has sole authority over the appointment, compensation and oversight of the work of the independent registered public accounting firm, and where appropriate, the replacement of the independent registered public accounting firm.

        In 2008, the audit and finance committee met ten times, and each member of the audit and finance committee attended at least 75% of the meetings that occurred while the member was on the audit and finance committee. The report of the audit and finance committee appears at page 18 of this proxy statement.

MDCC

        The MDCC is comprised of Dr. Brimblecombe (Chair), Mr. Sachs and Ms. Ullian. Pursuant to its charter, our MDCC:

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  recommends to our full board the amount, character and method of payment of compensation of all of our executive officers and certain other key employees;

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  plans for the succession of our executives; and

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  administers our stock and option plans and employee stock purchase plan.

        See Executive Compensation—Compensation Discussion and Analysis below for a discussion of the MDCC's role in determining executive and director compensation.

        In 2008, the MDCC met five times, and each member of the MDCC attended at least 75% of its meetings. The report of the MDCC appears at page 37 of this proxy statement.

Science and Technology Committee

        The science and technology committee is comprised of Dr. Cordes (Chair), Dr. Brimblecombe and Dr. Collinson. The science and technology committee discharges our board's responsibilities relating to the oversight of our investment in pharmaceutical research and development. In furtherance of that oversight function, the science and technology committee:

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  reviews and assesses our current and planned research and development programs and technology initiatives from a scientific perspective;

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  assesses the capabilities of our key scientific personnel and the depth and breadth of our scientific resources;

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  provides strategic advice to our board regarding emerging science and technology issues and trends; and

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  periodically reviews our patent portfolio and strategy.

        In 2008, the science and technology committee met five times, and each member of the science and technology committee attended at least 75% of its meetings.

Board Recommendation

        Our board of directors recommends that our stockholders vote FOR the election of each of the nominees to the board. A plurality of the votes cast in person or by proxy at the annual meeting is required to elect each nominee as director.

 PROPOSAL 2:
AMENDMENTS TO AMENDED AND RESTATED 2006 STOCK AND OPTION PLAN

        In 2006, our board of directors adopted and our stockholders approved our 2006 Stock and Option Plan, or 2006 Plan, which was amended and restated in 2008 and further amended in February 2009. The number of shares of our common stock available for awards under the 2006 Plan is 13,902,380 shares. In February 2009, our board increased the maximum number of shares a participant may receive in a calendar year under the 2006 Plan from 600,000 to 700,000. In March 2009, our board approved an amendment to the 2006 Plan increasing the number of shares authorized for issuance under the 2006 Plan by 7,700,000 shares to 21,602,380 shares, subject to stockholder approval.

        The purpose of the 2006 Plan is to provide opportunities for ownership of shares of our common stock by our employees, directors, consultants and advisors in order to attract and induce them to work for our benefit and to provide additional incentive for them to promote our success. Our board of directors believes that our equity compensation program is an essential tool to attract, retain and motivate individuals with the requisite experience and ability to advance our company's interests.

        We are submitting the amendments to increase the number of shares authorized for issuance under the 2006 Plan by 7,700,000 shares and to increase the maximum number of shares a participant may receive in a calendar year under the 2006 Plan from 600,000 to 700,000 to our stockholders for approval at the 2009 annual meeting. The rules of The NASDAQ Stock Market LLC require approval of the amendment to the 2006 Plan to increase the number of shares available for issuance thereunder. In addition, the amendments to the 2006 Plan are being submitted to our stockholders to ensure (i) favorable federal income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, for any grants of incentive stock options and (ii) continued eligibility under Rule 162(m) of the Code to receive a federal income tax deduction with respect to compensation earned upon exercise of options under our 2006 Plan.

        Our stock and option plans consist of our 1991 Stock Option Plan, 1994 Stock and Option Plan, 1996 Stock and Option Plan and 2006 Plan. As of March 17, 2009, there were 1,351,410 shares remaining available for award under our 2006 Plan. No additional awards may be granted under the other plans. We believe that we need the additional 7,700,000 shares in order to support our growth and to continue to attract qualified employees and induce them to work for our benefit through our equity compensation program.

        As of March 17, 2009, options to purchase an aggregate of 10,295,385 shares having a weighted-average exercise price of $30.58 and a weighted-average term before expiration of 8.83 years were outstanding under our 2006 Plan and options to purchase an aggregate of 8,348,486 shares having a weighted-average exercise price of $28.88 and a weighted-average term before expiration of 3.98 years were outstanding under our other stock and option plans. Also on March 17, 2009, there were outstanding 1,810,758 unvested shares of restricted stock granted under the 2006 Plan and an additional 462,814 unvested shares of restricted stock granted under our other stock and option plans.

        On April 3, 2009, the last sales price for our common stock on the Nasdaq Global Select Market was $27.33 per share.

        The principal features of the 2006 Plan are set forth below. A copy of the Amended and Restated 2006 Plan, including Amendment No. 1, which became effective on February 5, 2009, and Amendment

No. 2 which would become effective upon stockholder approval of this proposal, is attached to this proxy statement as Appendix A.

Summary Description of the 2006 Plan

  Administration by the MDCC and Eligibility for Participation

        The 2006 Plan is administered by our board of directors or any committee to which it delegates all or a part of its administrative responsibilities under the 2006 Plan. Our board of directors has delegated the administration of the 2006 Plan to the MDCC. Subject to the provisions of the 2006 Plan, the MDCC has the authority to determine the persons to whom awards under the 2006 Plan will be granted, the number of shares to be covered by each award, the exercise price per share and the manner of exercise, and the terms and conditions upon which awards are granted, to accelerate the vesting or extend the date of exercise of any installment of any award, and to interpret the provisions of the 2006 Plan. Awards may be granted under the 2006 Plan to our employees, including officers and directors who are employees, and to our consultants, advisors and non-employee directors. As of February 28, 2009, we and our subsidiaries had 1,352 employees eligible to participate in the 2006 Plan.

  Description of Awards

        The 2006 Plan provides for the award of stock options, stock grants, and other stock-based awards. The 2006 Plan also provides that on or after May 15, 2008 only 20% of shares available—including shares that become available through the cancellation of outstanding options or through the repurchase of restricted stock at cost—may be granted as any type of award other than a stock option award.

  Stock Options

        Stock options granted under the 2006 Plan may be awarded as either incentive stock options within the meaning of Section 422 of the Code, referred to as ISOs, or as non-qualified options. Stock options provide award recipients with the right, subject to the terms and conditions that are specified in connection with the option grant, to purchase a specified number of shares of our common stock at a specified exercise price. Only our employees are eligible to receive ISOs. The maximum value of shares of common stock—determined at the time of grant—that may be subject to ISOs that become exercisable by an employee in any one year is limited to $100,000. Stock options granted under the 2006 Plan may not be granted with an exercise price that is less than the fair market value of our common stock on the date of grant. ISOs may not be granted with an exercise price that is less than 110% of fair market value in the case of employees or officers holding 10% or more of our voting stock. ISOs granted under the 2006 Plan must expire not more than ten years from the date of grant, and not more than five years from the date of grant in the case of ISOs granted to an employee or officer holding 10% or more of our voting stock. No participant may be granted options and stock-based awards in any calendar year for more than 700,000 shares, subject to adjustment for stock splits and similar recapitalizations.

        Options granted under the 2006 Plan are exercisable during the optionholder's lifetime only by the optionholder and are not transferable except by the laws of descent and distribution or pursuant to qualified domestic relations orders or Title I of the Employee Retirement Income Security Act.

        The 2006 Plan provides specifically for option grants to non-employee directors under our director compensation program. On the date of initial election to our board of directors, each newly elected non-employee director will automatically be granted a non-qualified stock option to purchase a specified number of shares of common stock determined from time to time by our board of directors at an exercise price equal to 100% of the fair market value per share of our common stock on the date of grant, vesting in equal quarterly installments over a period of four years from the date of grant. Currently, a newly elected non-employee director receives an option to purchase 30,000 shares of our common stock. In addition, each non-employee director serving in office on June 1 of any year is granted a fully vested non-qualified stock option to purchase a specified number of shares determined from time to time by our board of directors. The chair of our board, if the chair is an independent director, or the lead independent director, if the chair is not an independent director, receives an additional grant on June 1, in each case at an exercise price equal to 100% of the fair market value per share of our common stock on the date of grant. Currently, the annual grant for each director is for 20,000 shares of common stock, and the additional grant to the chair or lead independent director is for 20,000 shares of common stock. These options are fully exercisable immediately and have a term of ten years.

        The 2006 Plan permits the MDCC to determine the manner of payment of the exercise price of options. Such methods include payment by cash, by check, by means of a broker-assisted "cashless exercise," by surrender to us of shares of our common stock, by any combination of such methods, or by any other lawful means, other than delivery of a promissory note, approved by the MDCC.

  Stock Grants

        A stock grant is an award of shares of common stock. Stock grants may be issued subject to restrictions on transfer and vesting requirements, as determined by the MDCC. Vesting requirements may take the form of our lapsing right to repurchase the stock from the award recipient, based on either continued employment for specified time periods or on the attainment of specified business performance goals set by our board of directors or the MDCC. Subject to the transfer restrictions and our repurchase rights, if any, the grantee will have all rights with respect to unvested shares of common stock issued under a stock grant as are possessed by our other stockholders, including all voting and dividend rights.

  Stock-Based Awards

        The 2006 Plan provides that the MDCC may grant other stock-based awards, including share grants based upon specified conditions, the grant of securities convertible into shares, or the grant of stock appreciation rights, phantom stock awards or stock units, in each case upon terms and conditions established by the MDCC.

  Adjustments in the Event of Stock Dividends, Stock Splits, Recapitalizations or Reorganizations

        The number of shares subject to stock rights and other terms applicable to such rights will be equitably adjusted if we issue a stock dividend, or in the event of a stock split, recapitalization, or reorganization. In addition, in the event of certain consolidations or acquisitions or a sale of substantially all of our assets, either (i) the MDCC or the entity assuming our obligations under the 2006 Plan shall make appropriate provision for the continuation of all outstanding stock rights under the 2006 Plan or grant replacement stock rights on an equitable basis as determined by the MDCC, or (ii) the vesting of all outstanding and unvested stock rights under the 2006 Plan will be accelerated and such stock rights will become fully exercisable immediately prior to such consolidation, acquisition or sale.

  Effective Date, Amendment and Expiration

        The 2006 Plan was originally adopted by our board of directors on March 29, 2006 and will terminate on March 28, 2016. Our board of directors may terminate or amend the 2006 Plan at any time, subject to stockholder approval under certain circumstances as provided in the 2006 Plan. No amendment or termination of the 2006 Plan will adversely affect the rights provided in any award made under the 2006 Plan prior to the plan amendment or termination. No award may be made under the 2006 Plan after the plan expiration date. Awards made prior to expiration of the plan may extend beyond the plan expiration date.

  Federal Income Tax Consequences

        The discussion of federal income tax consequences that follows is based on an analysis of the Code as currently in effect, existing law, judicial decisions and administrative regulations and rulings, all of which are subject to change.

        Non-Qualified Stock Options.    Options that are designated as non-qualified options are not intended to qualify for treatment under Section 422 of the Code. Options otherwise qualifying as ISOs, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000 also will be treated as options that are not ISOs.

        A non-qualified option ordinarily will not result in income to the optionee or a deduction for us for tax purposes at the time of grant. Instead, the optionee will recognize compensation income at the time of exercise of a non-qualified option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price. Any compensation income may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee's compensation income.

        An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

        Incentive Stock Options.    ISOs are intended to qualify for treatment under Section 422 of the Code. An ISO does not result in taxable income to the optionee or a deduction for us at the time it is granted or exercised, provided that the optionee does not dispose of the shares acquired pursuant to the option either within two years after the date of grant of the option or within one year after the shares are issued, referred to as the ISO holding period. However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference that is included in alternative minimum taxable income. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long-term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition normally will constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

        Stock Grants.    With respect to stock grants that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance generally will result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

        With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee generally must recognize ordinary income equal to the fair market value of the shares received at the time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which the grantee previously paid tax. The grantee must file any such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

  New Plan Benefits

        Amounts of future grants under the 2006 Plan are not currently determinable because awards under the 2006 Plan will be granted at the sole discretion of the MDCC, or other delegated persons, and we cannot determine at this time either the persons who will receive awards under the 2006 Plan or the amount or types of any such awards.

Board Recommendation

        Our board of directors recommends a vote FOR the approval of the amendments to our Amended and Restated 2006 Stock and Option Plan to increase the number of shares of common stock authorized for issuance by 7,700,000 and increase the maximum number of shares a participant may receive in a calendar year under the 2006 Plan from 600,000 to 700,000. The affirmative vote by the holders of a majority of the votes cast in person or by proxy on this matter is required for the approval of this proposal.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2008.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Stockholders (1)	14,212,293	$30.76	6,440,422
Equity Compensation Plans Not Approved by Stockholders (2)	1,894,376	$12.13	0

Total (3)	16,106,669	$28.57	6,440,422

(1)
These plans consist of our 1991 Stock Option Plan, our 1994 Stock and Option Plan, the 2006 Plan and our Employee Stock Purchase Plan, and awards granted under our 1996 Stock and Option Plan for which we obtained stockholder approval.

(2)
This category consists of certain options issued under our 1996 Stock and Option Plan for which we were not required to and did not obtain stockholder approval.

(3)
This table does not include options outstanding on December 31, 2008 to purchase an aggregate of 389,885 shares of our common stock at a weighted-average exercise price of $53.57 that were assumed by us in connection with our acquisition of Aurora Biosciences Corporation on July 18, 2001.

        Please refer to Note C, "Common and Preferred Stock," to the consolidated financial statements included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 17, 2009, for a description of the material features of the 1996 Stock and Option Plan.

 PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Our audit and finance committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our audit and finance committee appointed Ernst & Young LLP to perform the independent audit, review and attestation services with respect to our financial statements for the fiscal year ended December 31, 2008 and has appointed Ernst & Young LLP to perform these services for the fiscal year ending December 31, 2009.

        If this proposal is not approved at the annual meeting, our audit and finance committee will reconsider the selection of Ernst & Young LLP for the ensuing fiscal year, but may determine that continued retention of Ernst & Young LLP is in our company's and our stockholders' best interests. Even if the appointment is ratified, the audit and finance committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our company's and our stockholders' best interests.

        We expect representatives of Ernst & Young LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

        Our board of directors recommends that our stockholders vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

        Our audit and finance committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Prior to the engagement of the firm for each year's audit, management submits to our audit and finance committee for approval a description of services expected to be rendered during that year for each of the following four categories of services and a budget for those services in the aggregate.

  •
  Audit services include audit work performed in the preparation of financial statements, as well as work that generally only our independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, consents and attestation services.

  •
  Audit-related services are for assurance and related services that traditionally are performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, special procedures required to meet certain regulatory requirements and consultation regarding financial accounting and/or reporting standards.

  •
  Tax services include all services performed by the independent registered public accounting firm's tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning and tax advice.

  •
  All other fees are those associated with services not captured in the other categories.

        Prior to engagement, our audit and finance committee pre-approves these services by category of service. The fees are budgeted and our audit and finance committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, our audit and finance committee requires specific pre-approval for these services.

        The audit and finance committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to our audit and finance committee at its next scheduled meeting for informational purposes.

Independent Registered Public Accounting Firm Fees

        Aggregate fees billed to us for the fiscal years ended December 31, 2008 and 2007 by our independent registered public accounting firm Ernst & Young LLP were as follows:

	2008	2007
Audit fees:	$940,093	$778,095
Audit-related fees:	175,000	98,500
Tax fees:	95,810	111,310
All other fees:	—	1,500

Total	$1,210,903	$989,405

        "Audit fees" represented the aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements, and our internal controls over financial reporting, for the reviews of the consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, for statutory audits of our international operations, consents, preparation of comfort letters and providing consents with respect to registration statements.

        "Audit-related fees" consisted principally of fees for accounting consultations.

        "Tax fees" consisted of fees related to tax compliance and tax advice.

        "All other fees" consisted of licensing fees paid to Ernst & Young LLP for access to its proprietary accounting research database.

        None of the services set forth above in the categories "audit-related fees" and "tax fees" were approved by our audit and finance committee pursuant to Rule 2-01(c)(7)(i)(C), which relates to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit.

 AUDIT AND FINANCE COMMITTEE REPORT

        The Audit and Finance Committee of the Board of Directors (the "Audit Committee") of Vertex Pharmaceuticals Incorporated (the "Company"), which consists entirely of directors who meet the independence and experience requirements of the Securities and Exchange Commission and the NASDAQ Stock Market LLC has furnished the following report:

        The Audit Committee assists the Company's Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, compliance with legal and regulatory requirements related to financial reporting and the quality of internal and external audit processes. The committee's roles and responsibilities are set forth in a written charter, which is available on the Company's website www.vrtx.com under "Finances/Investor Info—Corporate Governance—Governance Documents." Among its duties, the Audit Committee is responsible for recommending to the Company's Board of Directors that the Company's financial statements be included in the Company's Annual Report on Form 10-K. As a basis for that recommendation, the Audit Committee engaged in the following activities. First, the Audit Committee discussed with Ernst & Young LLP ("Ernst & Young"), the Company's independent registered public accounting firm for 2008, those matters that Ernst & Young is required to communicate to and discuss with the Audit Committee under Statement on Auditing Standards No. 61 (Communication with Audit Committees), which included information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with Ernst & Young the firm's independence, and received from Ernst & Young the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence). This discussion and disclosure informed the Audit Committee of Ernst & Young's relationships with the Company and was designed to assist the Audit Committee in considering Ernst & Young's independence. Finally, the Audit Committee reviewed and discussed, with Ernst & Young and with the Company's management, the Company's audited consolidated balance sheet at December 31, 2008, and the Company's consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for the year ended December 31, 2008, including the notes thereto.

        Management of the Company is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        During 2008, management tested and evaluated the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company's internal control over financial reporting, which the Audit Committee reviewed. The Audit Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission, as well as Ernst & Young's Reports of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K. The latter reports relate to Ernst & Young's audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

        Based on the discussions with Ernst & Young concerning the audit, the independence discussions, and the discussions with the Company's management and Ernst & Young concerning the financial statement review and discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Company's Board of Directors that the consolidated financial statements be included in the Company's 2008 Annual Report on Form 10-K. This report is provided by the following independent directors, who comprise the Audit Committee:

Eric K. Brandt (Chair)
Stuart J. M. Collinson
Bruce I. Sachs

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        We are in the business of discovering, developing and commercializing small molecule drugs for the treatment of serious diseases. Our core purpose is to innovate to transform lives with new medicines, which we believe will create long-term value for our stockholders. We are in a period of rapid expansion because we are preparing for the possible launch and commercialization of telaprevir, our lead drug candidate for the treatment of hepatitis C viral infection. Our goal is to become a fully integrated biotechnology company with industry-leading capabilities in research, development and commercialization of innovative drugs.

        We have built, and expect to continue to build, an executive leadership team with the expertise and experience that we need as we expand our capabilities in late-stage drug development, drug supply, registration and commercialization of pharmaceuticals. The market for these individuals is very competitive. In order to attract and retain talented executives, we aim to provide shorter-term compensation elements that rival our competitors', such as base salary, a performance-based annual cash bonus opportunity, and a generous benefits program. However, we also try to conserve our cash resources, because we require significant amounts of capital to fund our operations and are not yet profitable. We do not fund expensive perquisites for our executives. Our compensation program provides for a significant portion of each executive's annual compensation in the form of stock option grants and restricted stock grants that vest over time, or upon achievement of pre-determined goals. We expect the value of these grants to reflect our performance over the longer term. We believe that the inclusion of equity-based awards in our compensation program will attract and motivate executives to set and achieve goals that drive us to long-term success.

Executive Summary

        Compensation Objectives and Philosophy:    The objective of our executive compensation program is to attract, retain and motivate talented, experienced leaders responsible for executing our business plan. We regularly review our compensation philosophy, elements and amounts, and make adjustments as changing circumstances require. Our philosophy is that the compensation paid to executives should:

  •
  reward desired performance and behaviors;

  •
  be competitive in amount relative to compensation paid by the companies that compete with us for executive talent; and

  •
  reflect a balance of elements so that a significant portion is bonus or equity-based and therefore "at-risk," to better align the executives' financial interests with the interests of our stockholders.

        Compensation Elements:    The elements of our annual executive compensation program are:

  •
  base salary;

  •
  annual cash bonus;

  •
  stock option grants;

  •
  restricted stock grants; and

  •
  health and other benefits available to all our employees, including matching payments under our 401(k) plan and payment of life insurance premiums.

        We set target levels for cash bonuses and equity awards at amounts designed to make us competitive for talent. Each executive's annual cash bonus and equity awards are adjusted from target levels on the basis of company and individual performance for the prior year. The application of these "performance-multipliers" can result in compensation that is significantly lower or higher than target levels, which we believe provides a significant performance incentive.

        We also occasionally make supplemental grants of restricted stock or stock options to our current executive officers, as business needs dictate. When we hire new executives, we typically pay sign-on bonuses, award new hire-grants of restricted stock and stock options and reimburse moving expenses. We also have entered into employment contracts with severance and change of control payments with each of the members of our executive team, including all of the named executive officers, because we believe that they are a fair and effective way to maintain focus on our business in the face of market and other volatility in our industry.

        Compensation Decision-Making Process:    The MDCC oversees the design, development and implementation of the compensation program for all of our executive officers. Compensation decisions generally are made on an annual basis. The board of directors sets performance goals and salaries early each year, usually at its first meeting in the year, and assigns performance ratings and awards bonuses and equity grants shortly after completion of the year, in each case at a regularly-scheduled meeting. The MDCC consults with members of our human resources department, particularly our vice president of compensation and benefits, and engages independent consultants to advise it on specific matters when it deems it appropriate. The MDCC reviews and may adjust compensation elements or amounts throughout the year. In 2008, the MDCC engaged Hewitt Associates to conduct a review of available compensation data from comparator group companies to consider whether or not adjustments to the salaries, target levels of cash and equity compensation, or performance-based adjustment factors used in our compensation program was warranted. In early 2009, the MDCC also engaged Hewitt to advise generally with respect to an employment arrangement with Matthew W. Emmens. Mr. Emmens began employment with us as our president in February 2009, and will become our president, chairman and chief executive officer on May 23, 2009, when the employment of our current chief executive officer, Dr. Joshua Boger, terminates. This engagement included advice with respect to CEO compensation generally, as well as proposed revisions to the composition of our comparator company group, as discussed more fully under the heading Compensation Decision-Making Process—Analysis of Compensation Practices of Comparator Companies.

        The materials that management provides to the MDCC often include recommendations with respect to compensation levels and performance ratings, which the MDCC considers but does not view as determinative. Final compensation decisions are approved by our full board of directors, after discussion of the MDCC's recommendations. Dr. Boger, our chief executive officer, discusses his performance with the MDCC, but does not participate in board decisions regarding his own compensation. Mr. Emmens, who has been a member of our board since 2004, did not participate in board discussions or decisions regarding his employment agreement or 2009 compensation.

        2008 Compensation of Named Executive Officers Compared to 2007:    We did not make any significant changes to the elements of our compensation program during 2008. Our company performance rating for 2008 was "Leading," and the executive bonus pool factor was 150% of target levels, compared to a company performance rating for 2007 of "Strong," with the executive bonus pool factor of 86% of target levels. This resulted in significantly higher annual bonus awards to the named executive officers for 2008 performance as compared to 2007 performance. In general, 2008 individual ratings for our named executive officers were higher than for 2007, which also resulted in higher average equity grant amounts for 2008 performance than 2007 performance. The salaries of our executive officers, which are adjusted only for market-based factors, were increased by 3% in the first quarter of 2008, which was comparable to our 2007 increase. Additionally, in connection with the MDCC's annual review of comparator group data that took place in July 2008, Mr. Smith's base salary was increased by 6% to $450,000 and Dr. Boger's base salary was increased by 14% to $725,000, in both cases effective retroactively to February 2008. Compensation paid to the named executive officers for 2006 through 2008 and information regarding cash bonuses and equity awards based on our performance and the executives' performances in 2006 through 2008 are detailed below under the heading Compensation and Equity Tables—Summary Compensation Table.

Actions Taken in Connection with CEO Transition

        In February 2009, Matthew W. Emmens joined us as our president. He will become our president, chairman and chief executive officer on May 23, 2009. Dr. Boger's employment will terminate on May 23, 2009, but he will continue to serve on our board of directors. In connection with this transition the MDCC, and in some instances, the board, excluding Dr. Boger and Mr. Emmens, took a number of actions, including entering into an employment agreement with Mr. Emmens and a transition agreement with Dr. Boger. The board recruited Mr. Emmens to serve as our chief executive officer when he became available, because he has extensive experience leading companies through commercialization of breakthrough products, including past service as chief executive officer of both Astra Merck, Inc. and Shire plc.

        The MDCC determined that it would be necessary to enter into an employment agreement with Mr. Emmens in order to attract him to Vertex, and sought assistance in structuring and negotiating the agreement both from outside compensation consultants and outside attorneys. In general, the terms of Mr. Emmens' employment agreement provide for compensation elements consistent with the executive compensation program we have used in recent years, although in amounts generally at the higher end of the range for most elements, consistent with Mr. Emmens' expertise and experience. To assist in making judgments in this regard, the MDCC engaged Hewitt Associates to conduct a review of CEO compensation, including data pertinent to changes to our comparator company group, which were adopted in January 2009 and are discussed more fully below under the heading Compensation Decision-Making Process—Analysis of Compensation Practices of Comparator Companies. The terms of Mr. Emmens' employment agreement are discussed below in the Detailed Analysis and Discussion.

        In connection with its decision to hire Mr. Emmens, our board of directors also decided to enter into a transition agreement with Dr. Boger. The timing of our CEO transition resulted from Mr. Emmens' availability upon completion of his service as chief executive officer of Shire plc, and did not reflect a judgment by our board that Dr. Boger's performance in 2008 was anything other than leading and exemplary, which was reflected in our board's decision to award Dr. Boger the highest rating possible under the performance management program for 2008 performance. We agreed with Dr. Boger that he would remain employed as our chief executive officer until May 2009 to better facilitate the leadership transition, and that Dr. Boger would receive employment termination benefits in the amounts that would have been payable under his employment contract, plus an extension of his change of control benefits should we experience a change of control any time before the end of 2010. Our board determined that the terms of the transition agreement were appropriate to acknowledge Dr. Boger's leadership since he founded Vertex in 1989, and the potential of our clinical drug candidates now in late-stage development.

The terms of the transition agreement with Dr. Boger are discussed more fully below under the headings Summary of Termination and Change of Control Benefits, and Employment Contracts and Change of Control Arrangements.

Detailed Analysis and Discussion

Elements of Compensation

        The elements of our annual executive compensation program are base salary, annual cash bonus, stock option grants, restricted stock grants, and health and other benefits available to all our employees, including matching payments under our 401(k) plan and payment of life insurance premiums. Each year we review the balance of the elements of our executive compensation program to ensure that we have appropriately designed each element in light of our goals of aligning the program with our stockholders' interests, the competitive environment and our business strategy. We expect that we may adjust our approach to some or all of these elements over time as our company and our business evolve.

Base Salary

        The MDCC adjusts the executive officers' base salary levels each calendar year in conjunction with our annual performance review process, which is described more fully below under the heading Performance-Based Elements of Compensation—Annual Cash Bonus and Equity Awards.

        The MDCC currently sets base salaries for each of our executive officers on the basis of a market analysis, on a position-by-position basis. Annually we prepare tables for the MDCC's review, showing a comparison of each executive's prior year base salary and bonus opportunity, at the target level, to salaries and bonuses reported for executives with similar responsibilities at specified comparator companies. For a discussion of our practices in selecting comparator companies, the identity of our comparator companies, and our use of comparative compensation data, see the discussion below at Compensation Decision-Making Process—Analysis of Compensation Practices of Comparator Companies. We do not benchmark to a particular level of compensation relative to compensation levels at the comparator companies, but rather, make a subjective judgment about where each executive should fall in comparison with executives with similar responsibilities at the comparator companies, taking into account the executive's general level of experience and mastery, the significance of his or her job responsibilities to achievement of our business strategy and company goals, and general performance over time, including demonstration of the values and desirable behaviors under our core values program. On the basis of that information, and taking into consideration the executive's base salary for the previous year, the MDCC independently determines an appropriate salary for each named executive officer.

        In each year from 2007 to 2009, the MDCC increased the named executives' base salaries early in the year by 3%, with the intention of a further review later in each year when relevant executive compensation data from comparator companies for the prior year became available. In July 2008, the MDCC determined in the course of this further review that Mr. Smith's base salary should be increased to $450,000 per year, and Dr. Boger's base salary should be increased to $725,000 per year, in both cases retroactively to February 2008, when pay raises were awarded. In making these determinations, the MDCC was provided and considered comparator group proxy data, industry survey data, the levels of named executives' salaries relative to one another, and management's recommendation, as prepared by our vice president of compensation and benefits. In January 2009, the MDCC reviewed the base salary for our chief executive officer. The MDCC agreed that Dr. Boger's base salary, for the period from February 2009 until termination of his employment in May 2009, would be set at the midpoint of the range for CEOs in our comparator company group, which was $950,151. Recognizing that a higher base salary would be required to attract Mr. Emmens to join Vertex, the MDCC agreed to a base salary of $1,100,000 in Mr. Emmens' employment agreement, putting Mr. Emmens' total cash compensation near the top of the range for comparator company CEOs.

Performance-Based Elements of Compensation—Annual Cash Bonus and Equity Awards

        Two of the principal elements of our executive compensation program—annual cash bonus and annual equity awards—are awarded in amounts determined on the basis of performance, which is evaluated annually. The annual cash bonus is determined based on a formula that incorporates the executive's base salary, target bonus and both company-wide and individual performance ratings for the completed year. Annual equity award amounts are adjusted to reflect the executive's individual performance rating for the preceding year.

        At the beginning of each calendar year, our board of directors, in consultation with our chief executive officer, establishes company-wide goals for that year. Actual company performance against these goals is the most important factor considered by the board in assessing our performance, but our board also considers all other factors it deems relevant in its evaluation. The performance ratings are intended to reflect performance at one of the following levels:

Company Rating	Level of Company Performance
Leading	Exceptional performance across our business, including successful execution of our business plan, achievement of a very high proportion of our original goals, significant additional accomplishments exceeding our original goals, and the absence of significant business setbacks.
Strong	A high level of performance, in which a substantial majority of performance goals were met, and accomplishment of our business plan for the year.
Building	Failure to successfully implement the approved goals or to meet a substantial portion of the annual performance goals for any reason, including a failure of management to execute our business plan, or due to events outside our control that nonetheless had a meaningful negative impact on our performance.
Not Building	Unacceptable and disappointing performance. Significant improvement required and expected.

        The MDCC evaluates executives' individual performances on a "results-based, values-tempered" basis, which takes into account not only "what" was accomplished, but "how" it was accomplished. The results-based component evaluates the executive officer's performance in his individual role and as a leader of our company in achieving our objectives. The possible individual results-based performance ratings are "leading," "strong," "building" or "not building," with standards comparable to the company ratings set forth in the table above. The values-tempered component of the individual evaluations builds upon our three company core values: "innovation is our lifeblood;" "fearless pursuit of excellence;" and "we wins." Under our Values into Practice program, we expect all employees to demonstrate our company core values in all aspects of job performance. We further expect that our executives will be stewards of our core values, and the performance ratings assigned to them incorporate our board's assessment of the strength of their leadership with respect to, and demonstration of, values-based behavior. This evaluation results in ratings of "not demonstrating," "living the values" or "exemplary demonstration." The "results" and "values" components of the individual rating combine for an overall individual rating of "leading/exemplary," "leading," "strong," "building" or "not building" as set forth in the following table.

Results Evaluation
Values Evaluation	Not Building	Building	Strong	Leading
Exemplary Demonstration	Not Possible	Strong	Leading	Leading/Exemplary
Living the Values	Not Building	Building	Strong	Leading
Not Demonstrating	Not Building	Not Building	Building	Not Possible

        The company-wide and individual performance ratings, along with other factors as described below, are applied to determine the size of awards made to the executives under our annual cash bonus program and stock and option plan.

  Annual Cash Bonus

        Our annual cash bonus program is designed to reward our employees, including the named executive officers, in the near term, for accomplishment of the previous year's annual performance objectives. The amount to be paid to each of the named executive officers under the annual cash bonus program is determined on the basis of the following formula:

Target Bonus				Performance Factors
Base Salary	×	Individual Incentive Target (expressed as a percentage of base salary)	×	Company Performance Factor (expressed as a percentage of the target bonus)	×	Individual Performance Factor (expressed as a percentage of the target bonus)	=	Annual Cash Bonus Award

        Target Bonus:    The amount calculated by multiplying an employee's base salary by his or her individual incentive target is referred to as the target bonus. Individual incentive targets are established solely on the basis of responsibility level, and are higher for positions of greater responsibility. Thus, a greater portion of annual cash compensation—salary plus bonus—is "at risk" for our executives than for our non-executive employees, which is consistent with our policy that a significant portion of executive compensation should be performance-based and "at-risk."

        The individual incentive targets assigned to each level were determined in 2005 using available information about comparator group companies at that time. In 2007 and 2008, the MDCC engaged Hewitt Associates to conduct a review of available data about comparator company compensation. As a result of its analysis of these data, the MDCC concluded that the aggregate cash compensation—base salary plus target bonus—using the incentive targets set forth in the table below was in the appropriate range for 2007 and 2008. Accordingly, the MDCC made no change to the executive bonus targets for 2007 and 2008 from those in effect for 2006. The 2008 target bonus percentages were:

Individual Incentive Target (expressed as a percentage of base salary)
Chief Executive Officer	60%
Executive Vice President	40%
Senior Vice President and Member of Executive Team	35%

        In early 2009, in conjunction with planning for our leadership transition, our board decided to increase the individual incentive target for the CEO to 115% of base salary, beginning in 2009. In making this determination, the MDCC reviewed comparator company data and concluded that the aggregate cash compensation proposed for Mr. Emmens—base salary plus target bonus—was on the upper end of but within the appropriate range, and that this was desirable and necessary to recruit Mr. Emmens. At the same time, the MDCC reviewed Dr. Boger's individual incentive target for 2009, during his expected service period ending May 23. The board determined that it would be appropriate to set Dr. Boger's incentive target to the midpoint of the range for comparator company CEOs, which is 100% of his base salary. Accordingly, for 2009, the target bonuses are:

Individual Incentive Target (expressed as a percentage of base salary)
Mr. Emmens	115%
Dr. Boger	100%
Executive Vice President	40%
Senior Vice President and Member of Executive Team	35%

        We expect that the MDCC will review available data about comparator company compensation during 2009 once it becomes available, and that this analysis could lead to recommended further adjustments to the 2009 individual incentive targets.

        Performance Factors:    The target bonus is subject to adjustment on the basis of performance factors for the applicable year, including factors based on both the individual and company performance ratings. These adjustments allow for payouts significantly above the target bonus in a year where both the individual executive and Vertex significantly exceed performance expectations. It also provides for awards significantly below the target bonus in years in which Vertex and/or the executive falls short of performance expectations.

        Company Performance Factors.    When our board of directors assigns a performance rating for the completed year, it also assigns two company performance factors—one for our executives and one for all other employees. The possible company ratings and corresponding company performance factor ranges for our executive officers are set forth in the table below.

Company Rating	Company Performance Factor
Not Building	0%-25%
Building	0%-80%
Strong	80%-120%
Leading	120%-150%

        Individual Performance Factors.    The possible individual ratings and corresponding individual performance factor ranges for our executive officers are set forth in the table below:

Individual Rating	Individual Performance Factor
Not Building	0%
Building	50%-80%
Strong	80%-120%
Leading	120%-150%

  Annual Equity Awards

        Stock awards made under our 2006 Plan are granted to all eligible employees, including the named executive officers, for the purpose of creating a link between compensation and stockholder return, and to enable the named executive officers and employees the opportunity to develop and maintain a significant stock ownership position in our company that will vest over time and act as an incentive for the employee to remain employed by us. The number of shares awarded increases with increased responsibility and with higher year-end individual performance ratings.

        Under our current annual equity compensation program, each of the named executive officers is eligible for a combined grant of stock options and restricted stock, in amounts finally determined by the board of directors during the annual performance review process. Grants to employees typically are made under a stockholder-approved stock and option plan and are subject to vesting. All stock option awards are granted with an exercise price determined by averaging the high and low price of our common stock on the date of grant and vest quarterly over four years. Accordingly, the intrinsic value of any stock option grant is proportional to both the increase in fair market value of the stock between grant and exercise, and to the increasing number of vested shares over time. We grant stock options as a retention tool, progressively rewarding an executive for time-in-service. Stock options also serve to motivate executives to achieve company financial success, because stock options have realizable value only if the value of our common stock increases after the grant date.

        All restricted stock awards made under our annual program to our named executive officers are issued at par value, or $0.01, and vest on the fourth anniversary of the grant date, subject to accelerated vesting for certain performance-based factors. Shares that are vested may be sold by the holder without transfer restrictions, but unvested shares may not be sold. For all annual restricted stock grants made to executive officers prior to 2009, half of the shares vest if the market price of our stock achieves and maintains a pre-determined level, and the other half of the shares vest if our common stock price outperforms the Amex Biotechnology Index, or BTK Index, for two consecutive years. We consider the price target to be confidential information, and chose it with the objective of triggering accelerated vesting only upon significant above-market performance of our stock. For all of these restricted stock awards, the price that would result in an acceleration of vesting was at least 50% greater than the fair market value of our common stock on the date of grant. For example, on March 17, 2004, when our stock price was $9.69, the stock price target was set at $20.00 per share and on February 3, 2005, when our stock price was $10.41, the stock price target was also set at $20.00 per share. 50% of each of these grants vested on November 9, 2005, because the market price of our common stock achieved and maintained this stock price target.

        In February 2009, the MDCC recommended to our board that we change the performance-based acceleration factors to better reflect advancement toward possible regulatory approval and commercial launch of our first drug product, telaprevir. Accordingly, for the restricted stock grant made to executive officers in February 2009, on account of 2008 performance, the shares vest on the fourth anniversary of the grant date, subject to accelerated vesting of half of the shares upon acceptance by the United States Food and Drug Administration, or FDA, of a New Drug Application, or NDA, for telaprevir, and of the other half upon FDA approval of the NDA.

        Restricted stock grants serve principally as a retention tool, because they have value that is not limited, as is the case with stock options, to any increase over the prevailing stock price on the date of grant. Restricted stock grants also are linked to performance, however, in the sense that they are more valuable if the stock price increases, and because they vest sooner if the performance-based accelerators are achieved. Additional information regarding our equity grant practices is set forth under the heading Compensation Decision-Making Process—Equity Grant Practices.

        Beginning in 2005, extending through 2008 performance, the named executive officers were eligible for equity grants in the amounts set forth in the following table:

	Rating
	Building		Strong		Leading		Leading and Exemplary
	Restricted Stock	Stock Options	Restricted Stock	Stock Options	Restricted Stock	Stock Options	Restricted Stock	Stock Options
Chief Executive Officer	22,027	165,200	31,467	236,000	39,334	295,000	47,201	354,000
Executive Vice President	6,767	50,750	9,667	72,500	12,084	90,625	14,501	108,750
Senior Vice President and Member of Executive Team	5,693	42,700	8,133	61,000	10,166	76,250	12,200	91,500

        In each year beginning in 2003, our board of directors has, at its regularly scheduled summer meeting, awarded a mid-year stock option grant. Ordinarily, our board grants stock options to all eligible employees, including the named executive officers, in an amount that is 50% of the number of shares for which the employee would be eligible assuming a "strong" performance. This grant is considered part of the annual equity award related to performance in that year. Upon completion of the individual's annual performance evaluation early in the following year each employee typically receive a second option award. At that time, we determine the aggregate number of shares to be awarded for the entire year on the basis of the table above, and award the balance after subtracting the amount granted in the mid-summer award. The restricted stock award portion of annual equity compensation, as adjusted on the basis of the executive officer's individual performance rating, is made to each executive officer in a single grant in conjunction with the annual year-end review process.

  2008 Compensation Decisions for Performance-Based Elements.

        Company Rating—Our board of directors evaluated overall 2008 performance against four high-level goals:

  •
  meet or exceed timelines in clinical, regulatory, quality, manufacturing, and commercial operations toward a successful launch of telaprevir;

  •continue to build our portfolio in addition to telaprevir toward enablement of future new product launches;

  •maintain financial strength by balancing our net investment (loss) with balance sheet strength and enabling future investment; and

  •enable long-term growth by prioritizing talent management, implementing mission-critical business processes, and maximizing external relationships.

        Our board determined that our company performance rating for 2008 was "Leading," and set the company performance factor for the executive bonus pool at 150%, which is the highest possible performance factor under our program. This rating was based on our having achieved or exceeded all of the pre-determined goals, particularly in our telaprevir and cystic fibrosis, or CF, development programs. In reaching this determination, the board considered the following:

  •
  Telaprevir—We advanced the development of telaprevir by: obtaining agreement with the FDA on a registration program for treatment-naïve and treatment-experienced patients with genotype 1 HCV, initiating the three large clinical trials of telaprevir required under the registration program, and completing enrollment of two of these clinical trials in 2008 and the third in the first quarter of 2009; advancing our quality control capabilities and validating certain of our clinical and manufacturing processes; and enhancing our telaprevir inventory in preparation for the potential launch of telaprevir.

  •
  Portfolio—We exceeded our goals with respect to advancement of the other drug candidates in our portfolio. In particular, we completed a Phase 2a clinical trial of VX-770 in patients with CF. Based on the promising data from this clinical trial we expect to initiate a registration program for VX-770 in the first half of 2009. We also continued development of VX-809, our second CF drug candidate, our additional HCV protease inhibitors and VX-509, our janus kinase 3 inhibitor.

  •
  Financial—In 2008, we met our financial objectives by finishing the year with $832 million in cash, cash equivalents and marketable securities; controlling expenses resulting in an annual net loss that balanced costs with the continued development of telaprevir and investment in our other programs; and completing several significant financing activities in a challenging environment, including the monetization of our HIV royalty stream for a one-time cash payment of $160 million, and equity and debt financings that resulted in an aggregate of $626 million in gross proceeds in 2008.

  •
  Infrastructure—We met our infrastructure goals by expanding our capabilities in clinical development, regulatory affairs, quality control and commercial operations, securing additional real estate, building HCV awareness and making significant progress in preparing for the commercial supply and marketing of telaprevir.

Although the directors discuss and analyze our performance as a group, each director makes his or her own judgment about which factors are important, and how to weight those factors in reaching a conclusion. We consider aspects of our annual corporate goals to be confidential information and closely guard this information, because we believe that our competitors could use it to modify their strategies to compete more effectively with us. As a result, the preceding discussion more specifically describes our financial goals and our goals relating to drug candidates in clinical trials, including telaprevir, than our goals relating to pre-clinical drug candidates and business development activities.

        Our corporate goals for every year are intended to be ambitious. Due to the high risks associated with developing and commercializing pharmaceutical products, we elect to diversify our research and development activities across a relatively broad array of disease indications and drug targets. While we expect that not all of our programs will be successful, we establish our annual goals as if they will be. Accordingly, our company performance ratings have varied widely in the last several years, reflecting successes and setbacks in our business. For example, during the period between 2005 and 2007, our company performance ratings were:

  •
  A "Strong" company rating, with an 86% performance rating for our executive officers, for 2007, because our board felt that our positive achievements in advancing the telaprevir clinical development program and our portfolio of other drug candidates, and expanding our drug development, supply chain management and commercialization organizations were tempered in part by some delays in our telaprevir clinical development program as well as a decline in our stock price at the end of 2007 that affected our access to capital in 2007.

  •
  A "Leading" company rating, with a 140% company performance factor for our executive officers, for 2006, because our board believed that we achieved a very high proportion of our annual goals for 2006 across all significant aspects of our business. In 2006, we advanced our telaprevir clinical development program and secured a key collaborative relationship with Janssen Pharmaceutica for development and potential commercialization of telaprevir. We also achieved key development milestones for earlier stage compounds, and accomplished certain financial objectives, including the completion of a $330 million common stock offering and reduction of our outstanding convertible indebtedness to approximately $100 million.

  •
  A rating of "Distinguished" for 2005, which was the highest possible rating under a previous rating system that included seven possible company ratings. According to our board's assessment, we made progress in every significant aspect of our business in 2005. We advanced our development stage products, including telaprevir, and supported our key collaborative relationships. We also entered into new collaborative relationships, and advanced a number of compounds, including a cystic fibrosis potentiator compound, from the discovery phase to pre-clinical development.

        Individual Ratings for Named Executive Officers—The MDCC individual rating recommendations for all of the named executives except for Mr. Kenneth Boger were based principally upon factors known to MDCC members from their interactions with the named executive officers during the year, including each officer's role in the accomplishment of corporate goals, and the recommendation our chief executive officer, Dr. Joshua Boger, made on the basis of Dr. Boger's independent assessment of each named executive officer's performance in 2008.

        Dr. Boger discussed his own performance in 2008 with the MDCC. Dr. Boger noted that Vertex's performance rating was the highest possible under our system, due to our exceptional performance across all aspects of the business. The MDCC and board of directors determined that Dr. Boger's rating similarly should be at the highest possible level, and rated Dr. Boger's 2008 performance as "Leading." For values-based behavior, the MDCC believes that Dr. Boger is an exceptional leader who exhibits exemplary values-based behavior, and accordingly, assigned Dr. Boger a values-based rating of "exemplary demonstration."

        Dr. Boger advised the MDCC about both results-based and values-based ratings for each of Mr. Smith, Mr. Graves and Dr. Mueller. With respect to results, Dr. Boger related each executive's performance to overall company results. For example, Dr. Boger recommended that Dr. Mueller receive a rating of "leading," because in addition to consistent and excellent research productivity, Dr. Mueller oversaw a year of extraordinary success for the pharmaceutical operations and the chemistry, manufacturing and controls programs, particularly for the telaprevir Phase 3 clinical trial and launch preparation. Similarly, Dr. Boger's recommendation for Mr. Graves' performance rating was "leading," based in part on his leadership in successfully monetizing our Lexiva royalty for $160 million, and progress in the building and execution of our commercial launch strategy and infrastructure. Mr. Smith's organization, which includes finance and accounting, properties, operations, information systems and strategic communications, also performed at a high level in supporting achievement of the corporate objectives detailed above, particularly in accessing over $600 million through debt and equity offerings, earning Mr. Smith a results-based rating of "leading." With respect to values-based evaluation, Dr. Boger recommended that each of Mr. Smith, Mr. Graves and Dr. Mueller be rated "living the values" because they demonstrated strong values-based behavior. The MDCC's ultimate assignment of results-based ratings and values-based ratings to Mr. Smith, Mr. Graves and Dr. Mueller relied largely on Dr. Boger's recommendations, taking into account each committee member's own observations of the executives' performance.

        Dr. Boger plays no role in the performance evaluation of his brother Kenneth S. Boger, who is our senior vice president and general counsel, and who reports directly to the corporate governance and nominating committee. Mr. Boger's performance rating is established by our board upon the recommendation of the corporate governance and nominating committee. The corporate governance and nominating committee assigned Mr. Boger a results-based rating of "leading" as a result of his demonstrated excellence in advising both our board and executive management about a wide variety of business and legal matters, as well as his stewardship of the legal department. Mr. Boger received a values-based rating of "living the values."

        Based on the foregoing, the MDCC recommended and the board of directors assigned the following performance ratings on account of 2008 performance to the named executive officers.

	Results—Based Evaluation	Values—Based Evaluation	2008 Overall Performance Rating	Individual Performance Factor
Joshua S. Boger	Leading	Exemplary Demonstration	Leading/Exemplary	150%
Ian F. Smith	Leading	Living the Values	Leading	145%
Kurt C. Graves	Leading	Living the Values	Leading	135%
Peter Mueller	Leading	Living the Values	Leading	140%
Kenneth S. Boger	Leading	Living the Values	Leading	150%

        Annual Cash Bonus and Equity Awards—The annual cash bonuses and annual equity awards for 2006, 2007 and 2008 resulting from the company and individual performance ratings are set forth in the tables under the headings Compensation and Equity Tables—Summary Compensation Table—Non-Equity Incentive Plan Compensation—Cash Bonus and Compensation and Equity Tables—Summary Compensation Table—Stock Awards and Options Awards.

Benefits

        Our executives are eligible to participate in all benefits programs on the terms made generally available to our employees, including medical insurance, dental insurance, payment of life insurance premiums, disability coverage, and participation in our employee stock purchase plan. Our retirement benefits are limited to a defined contribution—a 401(k)—plan, in which our named executive officers are eligible to participate, subject to all applicable limitations under the plan. We make matching contributions to the 401(k) plan, which are made in the form of fully vested unitized interests in a Vertex common stock fund, and are subject to certain limitations. The formula for determining the amount of our matching contributions is the same for our named executive officers as for our other employees, but the actual contributions made to the accounts of our named executive officers are at the top end of the formula range, due generally to the executives' higher salaries and corresponding higher cash contribution levels. We do not provide any other retirement benefits to the named executive officers.

Other-Than-Annual Compensation Arrangements

        New Hire Compensation Elements.    The initial compensation terms for newly hired executives are the result of negotiations between us, in consultation with the MDCC and our board, and the executive being recruited. Accordingly, the initial employment terms for each of the named executive officers vary significantly, depending on the level of job responsibility, the market for the executive's services, the value of other opportunities available to the executive and similar considerations. We seek to balance the need to be competitive in a competitive market against the need for the executive's compensation to be comparable with the executive's peers at the company. In general, each newly hired executive is awarded a stock option and a restricted stock grant, and in some cases a sign-on bonus, reimbursement of moving expenses, and other benefits.

        Supplemental Grants of Equity Compensation.    On an occasional basis, the MDCC has recommended that our board of directors make an additional, off-cycle equity award to an executive officer or group of officers in order to achieve one or more of the objectives of our executive compensation program. Our board has made three such awards, beginning in 2004, to some or all of the named executive officers. In May 2004, our board made a retention grant of restricted stock to all of our senior executives, in order to retain our executive leadership at a time when we had suffered a number of setbacks, particularly with respect to specific late-stage drug candidates being developed by collaborators. The shares subject to these grants vest in two installments, with 50% vested on the third anniversary of the grant, and 50% vesting on the fifth anniversary of the grant, which will be in May 2009. In February 2006, our board awarded Dr. Boger an additional option grant for 298,500 shares, to bring the total grant on that date, including grants on account of 2005 performance, to 600,000 shares. Similarly, in January 2007, our board awarded 20,000 shares of restricted stock to each of our executive vice presidents at that time—including Mr. Smith and Dr. Mueller—as an additional incentive to remain with us over the next several years. Supplemental grants generally are made on an ad hoc basis, when warranted in the judgment of the MDCC and our board. We cannot predict if the board will make additional supplemental grants in the future, or characterize the likely size and/or terms of any such grants.

Post-Termination Compensation and Benefits

        We have entered into agreements and maintain plans that will require us to provide to our named executive officers under specified circumstances cash compensation, benefits and/or acceleration of the vesting of equity awards in the event of termination of employment. The terms of these agreements vary from executive to executive with respect to the amount of severance payments, provisions for accelerated equity award vesting, continuation of benefits and other terms. The agreements include an employment agreement with Mr. Emmens and a transition agreement with Dr. Boger, both of which we entered into in February 2009.

        Prior to 2008, we had entered into agreements with executives primarily at the time they were recruited. The employment agreements had certain general topics in common, but each employment agreement was separately negotiated, taking into account both our interests and the executive's interests under the circumstances at the time of negotiation. A number of factors influenced the outcome of these negotiations with each potential executive. For example, executive candidates differ significantly from each other in terms of their seniority, experience, talents, motivations, areas of expertise and other individual circumstances. In addition, the executives we are recruiting typically have existing job interests, and we take those interests into account in the negotiations. For example, when we recruit individuals from lucrative private practices, we find that they are unlikely to join us without assurances of enough pay and severance benefits to compensate them for leaving their practices. Executives who join us from other companies may sacrifice potential bonuses and/or equity payouts, and may seek assurances of compensation elements of similar value. More experienced individuals may seek higher compensation than individuals who are still establishing their careers. We also are mindful that candidates compare their proposed compensation levels with those of their potential peers on the executive team. In October 2007, the MDCC considered new guidelines in order to provide a more consistent approach to our post-termination compensation and benefits to the executive team members other than our chief executive officer. These new guidelines were recommended to and adopted by our full board in February 2008.

        In connection with establishing these new guidelines, the MDCC also decided that each of the existing members of the current executive team, including our named executive officers, should receive post-termination compensation and benefits that are no less favorable than those set forth in the new policy. As a result of this determination, in February 2008 we amended and/or entered into new arrangements with two of our named executive officers: Peter Mueller and Kenneth S. Boger.

        A further discussion of the terms and projected payments under each of our agreements with our named executive officers, including Dr. Boger's transition agreement, is set forth under the heading Employment Contracts and Change of Control Arrangements. Mr. Emmens, who is not considered a named executive officer for the purposes of this proxy statement, is also entitled to receive post-termination and compensation benefits under his employment agreement. If Mr. Emmens is terminated by us without cause or he terminates his employment for good reason, he would be entitled to receive, among other benefits, 18 months of severance pay and vesting of 18 months of options and restricted stock awards as set forth in his employment agreement. If Mr. Emmens' employment is terminated by us without cause or he terminates his employment for good reason within two years after a change of control of Vertex, he would instead receive two years of severance pay and full acceleration of his outstanding options and restricted stock awards. Mr. Emmens' employment agreement, dated February 5, 2009, was filed as Exhibit 10.1 to our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on February 10, 2009.

        We use a "double trigger" with respect to benefits that are to be provided in connection with a change of control. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability, or by the executive for good reason during a specified period before or after the change of control. We believe a "double trigger" benefit maximizes stockholder value because it prevents a windfall to executives in the event of change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control in which company executives ultimately believe they may lose their jobs.

        In addition to the benefits that only accrue in connection with a change of control, our agreements with certain of our executive officers provide benefits if we terminate their employment with us without cause or they terminate their employment with us for good reason, as such terms are defined in the applicable agreement with the executive officer. A further discussion of the terms and projected payments under each of these agreements is set forth below under the heading Employment Contracts and Change of Control Arrangements.

  Compensation Decision-Making Process

Role of MDCC and Chief Executive Officer in Setting Executive Compensation

        The MDCC has primary responsibility for advising our board of directors with respect to developing and evaluating potential candidates for executive positions, including the chief executive officer, and for overseeing the development of executive succession plans. As part of this responsibility, the MDCC oversees the design, development and implementation of the compensation program for the chief executive officer and the other named executive officers.

        The MDCC evaluates the performance of our chief executive officer and recommends to our board for its approval all compensation elements and amounts to be awarded to our chief executive officer. Our chief executive officer Dr. Boger, who is a member of our board, does not participate in board decisions relating to his compensation or the compensation of his brother, Kenneth S. Boger.

        The MDCC also assesses the performance of the other executive officers and recommends their compensation elements and amounts to our board. Our chief executive officer and our senior vice president, human resources, assist the MDCC in reaching compensation recommendations with respect to executive officers, including the named executive officers other than the chief executive officer. The other named executive officers do not play a role in their own compensation determination. Our board makes all final compensation decisions with respect to our executives.

Role of Compensation Consultant

        Neither the company nor the MDCC has a standing contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. Occasionally, the MDCC has engaged Hewitt Associates to provide information about competitors' compensation practices. In 2008 and early 2009, the MDCC engaged Hewitt on two occasions. In advance of its July 2008 meeting, the MDCC instructed Hewitt to conduct an analysis of all elements of compensation paid to our five most highly compensated executives compared to similar elements paid to similarly-situated executives at companies in our comparator group and to provide a written report and presentation of findings at the July 2008 MDCC meeting. This information was used as described under the headings Executive Summary—Compensation Decision-Making Process, Detailed Analysis and Discussion—Elements of Compensation—Performance-Based Elements of Compensation—Annual Cash Bonus and Equity Awards—Annual Cash Bonus and Compensation Decision-Making Process—Analysis of Compensation Practices of Comparator Companies. The MDCC also invited a representative of Hewitt to attend several meetings in January 2009 and February 2009, in connection with negotiating the employment agreement with Mr. Emmens and the transition agreement with Dr. Boger. At those meetings, the Hewitt representative provided information about (i) possible additions to, and subtractions from, our comparator company group and (ii) CEO compensation data from companies selected by the MDCC for the comparator group.

Analysis of Compensation Practices of Comparator Companies

        In order to make judgments about elements of executive compensation on a competitive basis, we consider information about the compensation practices of a representative group of companies with whom we compete for executive talent. We select the companies for this comparator group on the basis of industry, annual operating expenses and market capitalization. We review and revise the list of companies on a regular basis. From mid-2007 through the end of 2008, there were ten companies in our comparator group, set forth below.

        The MDCC's practice in recent years has been to evaluate the composition of the comparator company group on an annual basis, usually mid-year after the prior year's compensation data have become available. In July 2008, the MDCC reviewed the composition of the comparator group and determined that no changes were required at that time. In early 2009, MDCC decided to make a number of changes to the comparator company group. These changes were designed to account for developments affecting a number of the comparator companies, particularly as a result of market dynamics in the last four months of 2008, and to recognize the potential for commercialization of our drug candidates in late-stage development and with reference in particular to our first drug candidate, telaprevir. As a result of this analysis, and on the basis of pre-established criteria for market capitalization and operating expenses, the MDCC selected the comparator companies set forth below, effective beginning in 2009.

Comparator Group Mid-2007 - 2008	Comparator Group—2009
Amylin Pharmaceuticals, Inc.
Elan Pharmaceuticals
Endo Pharmaceuticals Holdings Inc.
Imclone Systems Incorporated
Medarex, Inc.
Millennium Pharmaceuticals, Inc.
OSI Pharmaceuticals, Inc.
PDL BioPharma, Inc.
Sepracor Inc.
Theravance, Inc.	Abraxis Bioscience Inc. Amylin Pharmaceuticals, Inc. Celgene Corporation Cephalon, Inc. Elan Corporation plc Endo Pharmaceuticals Holdings Inc. Sepracor Inc. Shire plc Warner Chilcott Ltd.

        The MDCC does not strictly benchmark executive compensation awards against comparator company compensation. We do look at comparator company information to confirm that our compensation practices and the result of applying our policies and programs in general results in compensation levels that are competitive with those of the comparator companies. In addition, the MDCC reviews broader industry-specific executive compensation surveys published by Organization Resources Counselors, Inc. and by Towers Perrin.

Interdependence of Elements and Tally Sheets

        The elements of our compensation program operate independently from one another, except that an adjustment to an executive's base salary level also will result in a corresponding change in the executive's bonus opportunity, and potentially, any severance or change of control payments.

        Any time the MDCC evaluates an amount to award or pay for a specific compensation element, we provide a tally sheet that sets forth all elements of the executive's compensation, including salary, cash bonus, value of equity compensation, the dollar value to the executive and cost to us of all personal benefits, the actual projected payout obligations under potential severance and change of control scenarios, and showing the impact of the proposed award or payment on each compensation element and on the executive's aggregate compensation. The purpose of the tally sheets is to assist the MDCC in establishing and administering an overall executive compensation program that is fair and reasonable both to our executives and to our stockholders. The tally sheets contain categories of information similar to those provided under the caption Compensation and Equity Tables. However, because the tally sheets are used by the MDCC in connection with forward-looking compensation decisions, we often provide different values in the tally sheets than are reported in these tables. In particular, the tally sheets use more current market prices and use different assumptions regarding the timing and circumstances of any event that could result in a severance payment. For example, tally sheets prepared in 2008 incorporated assumptions that any employment termination in connection with a change of control of the company would take place at least three months in the future and that a buyer would pay a premium over the market price of the company's common stock. The MDCC also reviewed tally sheets in February 2009, when reviewing proposed compensation terms for Mr. Emmens' employment contract and Dr. Boger's transition agreement. The purpose of this information was to permit the MDCC to anticipate the potential payouts under various severance and change of control provisions in the contracts, should they be triggered during the year. The review of tally sheets does not result in specific awards. Rather, the tally sheets provide background information for the MDCC to use in considering one or more components of compensation. Each committee member uses the tally sheets as he or she determines when making compensation decisions. The MDCC also uses the tally sheets, together with other resources, to make a determination each year that the aggregate compensation for each named executive is reasonable and not excessive.

        While the tally sheets include information about the current and projected value of each executive's inventory of outstanding vested and unvested equity awards, we believe it is inconsistent with our compensation philosophy to give this "accumulated wealth" weight in setting current executive compensation levels. The value of an executive's equity inventory is largely a function of prior performance, in terms of the size of the grants, the duration of the executive's tenure with us, and the performance of our common stock during that tenure. The inventory can also be significantly affected by whether a particular executive has disposed of equity compensation items in the past or still retains ownership of them. We do not believe that reducing the amount of an executive's current compensation on account of wealth accumulated for prior performance would be consistent with our compensation objectives of retaining, motivating and rewarding our executives.

Tax Considerations

        We would like our compensation program to be reasonably cost and tax effective. To the extent consistent with our other goals, we try to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that we believe to be in the best interests of the company and our stockholders. The approach may not always result in full tax deductibility. For example, Mr. Emmens' employment agreement provides for the award of an aggregate of 683,129 restricted shares and options under our 2006 Stock and Option Plan. These awards may not quality for full tax deductibility, because the number awarded exceeded the guideline approved by our stockholders for aggregate grants to an individual participant in a calendar year. The adverse tax impact to us currently is minimal, because at this time we do not have net income subject to federal income tax.

Equity Grant Practices

        The exercise price for each stock option awarded to our current executive officers under our equity compensation program is the average of the high and low price for our common stock on the date of grant.

As discussed above, our board generally grants employee options two times per year, on the date of its mid-summer meeting, usually in July, and on the date of its first meeting of each new year, usually in late January or early February. Board and committee meetings generally are scheduled at least a year in advance, and scheduling decisions are made without regard to anticipated earnings or other major announcements by the company.

        In general, newly hired employees, including executive officers, are granted options and/or restricted stock effective on the first day of employment, with the options having an exercise price set at the average of the high and low price for our common stock on the employment start date. The employees' start dates are scheduled without regard to anticipated earnings or other major announcements by the company.

Report of Management Development and Compensation Committee on Executive Compensation

        The Management Development and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and its discussions with management, the Management Development and Compensation Committee recommended to Vertex's Board of Directors that the Compensation Discussion and Analysis be included in Vertex's proxy statement for its 2009 annual meeting of stockholders and incorporated by reference into Vertex's Annual Report on Form 10-K for the year ended December 31, 2008. This report is provided by the following directors who comprise the Management Development and Compensation Committee:

Roger W. Brimblecombe (Chair)

Bruce I. Sachs

Elaine S. Ullian

COMPENSATION AND EQUITY TABLES

Summary Compensation Table

        The following table provides summary information concerning compensation earned during the fiscal years ended December 31, 2008, 2007 and 2006 by our chief executive officer, chief financial officer and our three other most highly compensated executive officers, who we refer to collectively as our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Joshua S. Boger, Ph.D.	2008	$708,539	$—	$959,862	$5,888,434	$978,750	$11,835	$8,547,420
Chief Executive Officer	2007	$616,615	$—	$1,943,077	$5,320,328	$318,888	$12,852	$8,211,760
	2006	$593,921	$—	$579,222	$4,032,839	$705,600	$11,376	$5,922,958
Ian F. Smith	2008	$444,234	$—	$590,411	$1,265,870	$391,500	$11,804	$2,703,819
Executive Vice President and	2007	$411,595	$—	$745,138	$1,140,638	$141,907	$12,543	$2,451,821
Chief Financial Officer	2006	$395,830	$—	$209,889	$983,692	$313,995	$11,291	$1,914,697
Kurt C. Graves	2008	$455,712	$—	$453,051	$783,026	$369,968	$11,700	$2,073,457
Executive Vice President, Chief Commercial Officer and Head, Strategic Development	2007	$197,308	$250,000	$177,221	$168,558	$104,490	$388,313	$1,285,890
Peter Mueller, Ph.D.	2008	$456,664	$—	$618,252	$1,642,061	$385,324	$11,563	$3,113,864
Executive Vice President,	2007	$444,361	$—	$747,601	$1,444,272	$229,804	$12,712	$2,878,750
Drug Innovation and Realization, and Chief Scientific Officer	2006	$429,452	$—	$212,297	$990,435	$338,991	$11,343	$1,982,518
Kenneth S. Boger, M.B.A., J.D.	2008	$398,408	$—	$335,789	$1,132,915	$315,158	$11,543	$2,193,813
Senior Vice President and	2007	$387,675	$—	$580,922	$1,013,210	$116,952	$12,415	$2,111,174
General Counsel	2006	$374,668	$—	$209,889	$843,491	$258,778	$11,277	$1,698,103

  Base Salary

        The base salaries that became effective for our named executive officers in 2006, 2007, 2008 and 2009 are set forth in the table below.

	2006 Salary Level	2007 Salary Level	2008 Salary Level	2009 Salary Level
Joshua S. Boger	$600,000	$618,000	$725,000	$950,151
Ian F. Smith	$400,504	$412,519	$450,000	$463,500
Kurt C. Graves	n/a	$450,000	$456,750	$470,453
Peter Mueller	$432,387	$445,359	$458,719	$472,481
Kenneth S. Boger	$377,228	$388,545	$400,201	$412,207

  Stock Awards and Options Awards

        The amounts set forth under the captions "Stock Awards" and "Option Awards" in the table above represent the stock-based compensation expense recognized during the applicable fiscal year for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard No. 123(R),

"Share-Based Payment," relating to outstanding equity awards, disregarding the estimate of forfeitures for service-based vesting conditions. Our methodology, including underlying estimates and assumptions for calculating these values, is set forth in Note D to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 17, 2009.

        The total equity awards made to each of the named executives on account of 2008 performance are as follows:

	Individual Performance Rating	Stock Options Awarded in July 2008	Stock Options Awarded in February 2009	Total Stock Options Awarded for 2008 Performance	Restricted Stock Awarded in February 2009 for 2008 Performance
Joshua S. Boger	Leading/Exemplary	118,000	236,000	354,000	47,201
Ian F. Smith	Leading	36,250	54,375	90,625	12,084
Kurt C. Graves	Leading	36,250	54,375	90,625	12,084
Peter Mueller	Leading	36,250	54,375	90,625	12,084
Kenneth S. Boger	Leading	30,500	45,750	76,250	10,166

        The total equity awards made to each of the named executives on account of 2007 performance, excluding supplemental grants, are as follows:

	Individual Performance Rating	Stock Options Awarded in July 2007	Stock Options Awarded in February 2008	Total Stock Options Awarded for 2007 Performance	Restricted Stock Awarded in February 2008 for 2007 Performance
Joshua S. Boger	Strong	118,000	118,000	236,000	31,467
Ian F. Smith	Strong	36,250	36,250	72,500	9,667
Kurt C. Graves	Leading	n/a	90,625	90,625	12,084
Peter Mueller	Leading/Exemplary	36,250	72,500	108,750	14,501
Kenneth S. Boger	Strong	30,500	30,500	61,000	8,133

        The total equity awards made to each of the named executive officers on account of 2006 performance, excluding supplemental grants, are as follows:

	Individual Performance Rating	Stock Options Awarded in July 2006	Stock Options Awarded in January 2007	Total Stock Options Awarded for 2006 Performance	Restricted Stock Awarded in January 2007 for 2006 Performance
Joshua S. Boger	Leading	118,000	177,000	295,000	39,334
Ian F. Smith	Leading	36,250	54,375	90,625	12,084
Peter Mueller	Leading	36,250	54,375	90,625	12,084
Kenneth S. Boger	Leading	30,500	45,750	76,250	10,166

  Non-Equity Incentive Plan Compensation—Cash Bonus

        The amounts set forth under the caption "Non-Equity Incentive Plan Compensation" represent cash bonuses for 2008, 2007 and 2006 performance, each of which was paid in the first quarter of the next year.

        The cash bonus awards to the named executive officers for 2008 performance were determined as follows:

	2008 Base Salary Level	Individual Incentive Target	2008 Target Bonus	Company Performance Factor	Individual Performance Factor	2008 Bonus
Joshua S. Boger	$725,000	60%	$435,000	150%	150%	$978,750
Ian F. Smith	$450,000	40%	$180,000	150%	145%	$391,500
Kurt C. Graves	$456,750	40%	$182,700	150%	135%	$369,968
Peter Mueller	$458,719	40%	$183,488	150%	140%	$385,324
Kenneth S. Boger	$400,201	35%	$140,070	150%	150%	$315,158

        The cash bonus awards to the named executive officers for 2007 performance were determined as follows:

	2007 Base Salary Level	Individual Incentive Target	2007 Target Bonus	Company Performance Factor	Individual Performance Factor	2007 Bonus
Joshua S. Boger	$618,000	60%	$370,800	86%	100%	$318,888
Ian F. Smith	$412,519	40%	$165,008	86%	100%	$141,907
Kurt C. Graves	$450,000	40%	$180,000	86%	150%	$104,490	(1)
Peter Mueller	$445,359	40%	$178,144	86%	150%	$229,804
Kenneth S. Boger	$388,545	35%	$135,991	86%	100%	$116,952
(1)
Mr. Graves' 2007 performance-based annual cash bonus was prorated because he was an employee for only a portion of 2007.

        The cash bonus awards to the named executive officers for 2006 performance were determined as follows:

	2006 Base Salary Level	Individual Incentive Target	2006 Target Bonus	Company Performance Factor	Individual Performance Factor	2006 Bonus
Joshua S. Boger	$600,000	60%	$360,000	140%	140%	$705,600
Ian F. Smith	$400,504	40%	$160,202	140%	140%	$313,995
Peter Mueller	$432,387	40%	$172,955	140%	140%	$338,991
Kenneth S. Boger	$377,228	35%	$132,030	140%	140%	$258,778

  All Other Compensation

        The amounts set forth under the caption "All Other Compensation" in the table above consist of:

	Year	401(k) Match	Life Insurance Premiums	Relocation Expenses	Total
Joshua S. Boger	2008	$10,350	$1,485	$—	$11,835
	2007	$10,125	$2,727	$—	$12,852
	2006	$9,900	$1,476	$—	$11,376
Ian F. Smith	2008	$10,350	$1,454	$—	$11,804
	2007	$10,125	$2,418	$—	$12,543
	2006	$9,900	$1,391	$—	$11,291
Kurt C. Graves	2008	$10,350	$1,350	$—	$11,700
	2007	$—	$720	$387,593	$388,313
Peter Mueller	2008	$10,350	$1,213	$—	$11,563
	2007	$10,125	$2,587	$—	$12,712
	2006	$9,900	$1,443	$—	$11,343
Kenneth S. Boger	2008	$10,350	$1,193	$—	$11,543
	2007	$10,125	$2,290	$—	$12,415
	2006	$9,900	$1,377	$—	$11,277

Grants of Plan-Based Awards

        The following table provides information with respect to grants of awards to each of our named executive officers during 2008:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
	Grant Date	Threshold	Target	Maximum	Estimated Future Payouts Under Equity Incentive Plan Awards (shares)	All Other Option Awards: Number of Securities Underlying Options (shares)	Exercise or Base Price of Option Awards (per share)	Closing Price of Stock on Grant Date (per share)	Grant Date Fair Value of Stock and Option Awards
Joshua S. Boger		$0	$435,000	$978,750
	2/7/08				31,467				$595,356
	2/7/08					118,000	$18.93	$19.01	$2,000,843
	7/24/08					118,000	$32.16	$31.51	$2,009,162
Ian F. Smith		$0	$180,000	$405,000
	2/7/08				9,667				$182,900
	2/7/08					36,250	$18.93	$19.01	$614,666
	7/24/08					36,250	$32.16	$31.51	$617,222
Kurt C. Graves		$0	$182,700	$411,075
	2/7/08				12,084				$228,629
	2/7/08					90,625	$18.93	$19.01	$1,536,665
	7/24/08					36,250	$32.16	$31.51	$617,222
Peter Mueller		$0	$183,488	$412,847
	2/7/08				14,501				$274,359
	2/7/08					72,500	$18.93	$19.01	$1,229,332
	7/24/08					36,250	$32.16	$31.51	$617,222
Kenneth S. Boger		$0	$140,070	$315,158
	2/7/08				8,133				$153,876
	2/7/08					30,500	$18.93	$19.01	$517,167
	7/24/08					30,500	$32.16	$31.51	$519,317

        The amounts in the "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" column represent the minimum, target and maximum amounts that our named executive officers were eligible for pursuant to our 2008 annual cash bonus program. Actual amounts paid to each of the named executive officers under this plan are set forth in the Summary Compensation Table above.

        The amounts in the "Estimated Future Payouts Under Equity Incentive Plan Awards" column represent the number of shares granted to the named executive officer in early 2008, on account of 2007 performance. Each of these grants is characterized as Performance-Accelerated Restricted Stock, which is subject to time-based vesting on the fourth anniversary of grant, with half of the shares subject to acceleration of vesting if the market price of our common stock achieves and maintains a pre-determined value that is more than 150% of the fair market value of our common stock on the grant date and the other half of the shares subject to acceleration of vesting if our common stock outperforms the BTK Index for two consecutive years.

        In accordance with our stock and option plans, the exercise prices for the stock options granted to our named executive officers during 2008 were equal to the average of the high and the low prices of our common stock on the grant date. As a result, in 2008 the exercise prices of options granted to our named executive officers were lower than the grant date closing price of our common stock for our February 7, 2008 grants and higher than the grant date closing price of our common stock for our July 24, 2008 grants. In the future, we expect that options will continue to be granted with exercise prices equal to the average of the high and low prices of our common stock on the grant date, and that as a result the exercise prices are likely be different from the closing price of our common stock on the grant date. Each stock option set forth in the table above is subject to vesting in 16 quarterly installments during the first four years of its ten-year term.

Outstanding Equity Awards at Fiscal Year-End

        The following tables provide information with respect to outstanding equity awards held by each of our named executive officers on December 31, 2008, based on the closing price of $30.38 per share of our common stock on December 31, 2008.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (shares)	Number of Securities Underlying Unexercised Options Unexercisable (shares)	Option Exercise Price (per share)	Option Expiration Date (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (shares)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joshua S. Boger	Restricted Stock
					52,500	(2)	$1,594,950
					8,312	(3)	$252,519
					47,201	(4)	$1,433,966
					39,334	(5)	$1,194,967
					31,467	(6)	$955,967
	Stock Options
	42,000	0	$9.07	12/10/2013
	67,676	4,512	$10.41	2/2/2015
	52,500	0	$11.27	10/6/2014
	166,374	0	$13.11	12/1/2009
	134,951	0	$15.60	1/17/2013
	27,314	0	$15.87	7/21/2012
	42,656	9,844	$17.16	7/19/2015
	22,125	95,875	$18.93	2/6/2018
	125,000	0	$24.66	12/10/2011
	36,875	81,125	$28.84	7/11/2017
	7,375	110,625	$32.16	7/23/2018
	66,375	51,625	$35.35	7/19/2016
	412,500	187,500	$35.64	2/1/2016
	77,437	99,563	$36.30	1/23/2017
	175,000	0	$70.75	12/5/2010
Ian F. Smith	Restricted Stock
					32,500	(2)	$987,350
					2,850	(3)	$86,583
					12,200	(4)	$370,636
					12,084	(5)	$367,112
					9,667	(6)	$293,683
					15,000	(7)	$455,700
	Stock Options
	20,503	1,547	$10.41	2/2/2015
	18,000	0	$11.27	10/6/2014
	7,349	0	$15.60	1/17/2013
	4,500	3,375	$17.16	7/19/2015
	6,798	29,452	$18.93	2/6/2018
	11,328	24,922	$28.84	7/11/2017
	2,265	33,985	$32.16	7/23/2018
	20,391	15,859	$35.35	7/19/2016
	50,531	22,969	$35.64	2/1/2016
	23,789	30,586	$36.30	1/23/2017

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (shares)	Number of Securities Underlying Unexercised Options Unexercisable (shares)	Option Exercise Price (per share)	Option Expiration Date (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (shares)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Kurt C. Graves	Restricted Stock
					22,500	(8)	$683,550
					10,500	(9)	$318,990
					12,084	(6)	$367,112
	Stock Options
	16,993	73,632	$18.93	2/6/2018
	31,250	68,750	$28.85	7/16/2017
	2,265	33,985	$32.16	7/23/2018
Peter Mueller	Restricted Stock
					32,500	(2)	$987,350
					3,600	(3)	$109,368
					12,200	(4)	$370,636
					12,084	(5)	$367,112
					14,501	(6)	$440,540
					15,000	(7)	$455,700
	Stock Options
	2,400	0	$9.07	12/10/2013
	14,400	0	$9.69	3/16/2014
	33,750	2,250	$10.41	2/2/2015
	18,000	0	$11.27	10/6/2014
	150,000	0	$16.32	7/14/2013
	14,625	3,375	$17.16	7/19/2015
	13,594	58,906	$18.93	2/6/2018
	11,328	24,922	$28.84	7/11/2017
	2,265	33,985	$32.16	7/23/2018
	20,391	15,859	$35.35	7/19/2016
	50,531	22,969	$35.64	2/1/2016
	23,789	30,586	$36.30	1/23/2017

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (shares)	Number of Securities Underlying Unexercised Options Unexercisable (shares)	Option Exercise Price (per share)	Option Expiration Date (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (shares)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Kenneth S. Boger	Restricted Stock
					32,500	(2)	$987,350
					2,850	(3)	$86,583
					12,200	(4)	$370,636
					10,166	(5)	$308,843
					8,133	(6)	$247,081
	Stock Options
	2,700	0	$9.07	12/10/2013
	11,203	1,547	$10.41	2/2/2015
	18,000	0	$11.27	10/6/2014
	33,158	0	$15.60	1/17/2013
	32,137	0	$15.87	7/21/2012
	14,625	3,375	$17.16	7/19/2015
	120,000	0	$18.75	9/23/2011
	5,719	24,781	$18.93	2/6/2018
	5,000	0	$24.66	12/10/2011
	9,531	20,969	$28.84	7/11/2017
	1,906	28,594	$32.16	7/23/2018
	17,156	13,344	$35.35	7/19/2016
	50,531	22,969	$35.64	2/1/2016
	20,016	25,734	$36.30	1/23/2017

(1)
Each stock option that expires prior to January 1, 2015 is fully vested. Each stock option expiring on or after January 1, 2015 vests in 16 quarterly installments during the first four years of its ten-year term.

(2)
Each of these awards is subject to time-based vesting with shares vesting on May 6, 2009, the fifth anniversary of the grant date.

(3)
Each of these awards is a Performance-Accelerated Restricted Stock award, which vested on February 3, 2009, the fourth anniversary of grant.

(4)
Each of these awards is a Performance-Accelerated Restricted Stock award, which is subject to time-based vesting on February 2, 2010, the fourth anniversary of grant. The vesting of half of the shares will be accelerated if the market price of our common stock achieves and maintains a pre-determined fair market value that is more than 150% of the fair market value of our common stock on the grant date.

(5)
Each of these awards is a Performance-Accelerated Restricted Stock award, which is subject to time-based vesting on January 24, 2011, the fourth anniversary of grant. The vesting of half of the shares will be accelerated if the market price of our common stock achieves and maintains a pre-determined fair market value that is more than 150% of the fair market value of our common stock on the grant date. The vesting of half of the shares will be accelerated if our common stock outperforms the BTK Index for two consecutive years.

(6)
Each of these awards is a Performance-Accelerated Restricted Stock award, which is subject to time-based vesting on February 7, 2012, the fourth anniversary of grant. The vesting of half of the shares will be accelerated if the market price of our common stock achieves and maintains a pre-determined fair market value that is more than 150% of the fair market value of our common stock on the grant date. The vesting of half of the shares will be accelerated if our common stock outperforms the BTK Index for two consecutive years.

(7)
Each of these awards is subject to time-based vesting with 15,000 shares vesting on May 6, 2010.

(8)
Stock grant of 30,000 shares made on July 17, 2007 under 2006 Stock and Option Plan vesting in four equal annual installments over four years.

(9)
Stock grant of 18,000 shares made on July 17, 2007 under 2006 Stock and Option Plan vesting in 12 equal quarterly installments over three years.

Options Exercised and Stock Vested

        The following table provides information with respect to the value realized by our named executive officers related to options to purchase common stock exercised by the named executive officers during 2008 and shares of restricted stock that vested during 2008. The value realized per share for options is based on the difference between the exercise price and the fair market value of the shares of common stock at the time the options were exercised. The value realized on vesting of restricted stock awards is based on the fair market value of the shares on the vesting date.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Joshua S. Boger	202,913	$2,757,843	—	$—
Ian F. Smith	81,436	$1,550,968	5,000	$131,300
Kurt C. Graves	—	$—	13,500	$412,785
Peter Mueller	12,000	$227,121	5,000	$131,300
Kenneth S. Boger	—	$—	—	$—

Compensation of Directors

        We have designed and implemented our compensation programs for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals. We periodically review and adjust our non-employee director compensation program. Joshua S. Boger, our chief executive officer, does not currently receive any additional compensation for his service on our board. Matthew W. Emmens, a board member who became our president on February 5, 2009, has not received any additional compensation for his service on our board since that date.

        The annual cash compensation for non-employee directors serving on our board includes an annual retainer of $25,000, payable in quarterly installments, plus $2,500 for each board meeting attended and $500 for each committee meeting attended on a regular board meeting day. If a committee meeting is held on a day other than a regular board meeting day, the committee meeting fee is $1,000. Board and committee meetings held by conference call are compensated at the rate of $1,250 per meeting and $375 per meeting, respectively. The chair of the corporate governance and nominating committee receives an additional annual retainer fee of $20,000, the chair of the audit and finance committee receives an additional annual retainer fee of $20,000, the chair of the commercial strategy committee, which disbanded after its chair, Mr. Emmens, became our president, received an additional annual retainer fee of $20,000, and the chair of the MDCC receives an additional annual retainer fee of $14,000.

        In addition, each non-employee director, upon initial election or appointment to the board, receives a non-qualified option to purchase 30,000 shares of our common stock at an exercise price equal to the fair market value per share of our common stock on the date of grant. Those options vest quarterly over a four-year period from the date of grant, based on continued service on the board. There were no directors elected to their initial term in 2008. Each non-employee director in office on June 1 of each fiscal year also receives a non-qualified option to purchase 20,000 shares of common stock, exercisable immediately, at an exercise price equal to the fair market value per share of our common stock on the date of grant. The chair of our board, or the lead independent director if the chair is not an independent director, receives an additional non-qualified option to purchase 20,000 shares of common stock exercisable immediately, at an exercise price equal to the fair market value per share of our common stock on the date of grant. This additional stock option was granted on the date of the annual meeting of our stockholders in 2008 and will be granted on June 1 in 2009.

        The following table provides certain summary information concerning compensation earned during 2008 by directors who were non-employee directors in 2008.

	Fees Earned or Paid in Cash (1)	Option Awards (2)	All Other Compensation (3)	Total
Charles A. Sanders	$64,625	$583,176	$—	$647,801
Eric K. Brandt	$59,000	$296,230	$—	$355,230
Roger W. Brimblecombe	$60,250	$296,230	$7,500	$363,980
Stuart J. M. Collinson	$46,125	$296,230	$—	$342,355
Eugene H. Cordes	$43,500	$328,622	$—	$372,122
Matthew W. Emmens	$64,500	$308,828	$—	$373,328
Bruce I. Sachs	$47,750	$296,230	$—	$343,980
Elaine S. Ullian	$41,250	$296,230	$—	$337,480
(1)
The cash compensation set forth in the column "Fees Earned or Paid in Cash" consisted of the following:

	Annual Retainer for Non-Employee Directors	Annual Retainer for Committee Chairs	Fees for Participation in Board and Committee Meetings	Total Fees Earned
Charles A. Sanders	$25,000	$20,000	$19,625	$64,625
Eric K. Brandt	$25,000	$20,000	$14,000	$59,000
Roger W. Brimblecombe	$25,000	$14,000	$21,250	$60,250
Stuart J. M. Collinson	$25,000	$—	$21,125	$46,125
Eugene H. Cordes	$25,000	$—	$18,500	$43,500
Matthew W. Emmens	$25,000	$20,000	$19,500	$64,500
Bruce I. Sachs	$25,000	$—	$22,750	$47,750
Elaine S. Ullian	$25,000	$—	$16,250	$41,250
(2)
The amounts set forth under the caption "Option Awards" in the table above represent the stock-based compensation expense recognized in 2008 for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard No. 123(R), "Share-Based Payment," relating to outstanding equity awards, disregarding the estimate of forfeitures for service-based vesting conditions. Our methodology, including underlying estimates and assumptions, for calculating these values is set forth in Note D to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 17, 2009. Each of our non-employee directors serving as a director on June 1, 2008 received a non-qualified option to purchase 20,000 shares of our common stock, exercisable immediately, at an exercise price of $28.40, which was the average of the high and low prices for our common stock on the date of grant. The grant date value of each grant was $296,230. In addition, for service as the chairman of our board, we granted Dr. Sanders an additional non-qualified option to purchase 20,000 shares of our common stock, exercisable immediately, at an exercise price of $27.51, which was the average of the high and low prices for our common stock on May 15, 2008, the date of grant. The grant date value of this grant was $286,946.

(3)
The amount in this column represents fees paid to Dr. Brimblecombe for participating in board meetings for our subsidiary located in the United Kingdom.

        As of December 31, 2008, our non-employee directors had outstanding stock options to purchase our common stock as follows:

	Unexercisable Options	Exercisable Options	Total Outstanding Options
Charles A. Sanders	—	180,000	180,000
Eric K. Brandt	—	105,000	105,000
Roger W. Brimblecombe	—	92,500	92,500
Stuart J. M. Collinson	—	205,104	205,104
Eugene H. Cordes	2,500	87,500	90,000
Matthew W. Emmens	—	90,000	90,000
Bruce I. Sachs	—	120,000	120,000
Elaine S. Ullian	—	77,500	77,500

SUMMARY OF TERMINATION AND CHANGE OF CONTROL BENEFITS

        The amounts shown in the tables below are calculated based on the amounts that would have been payable had the named executive officer experienced an employment termination on December 31, 2008. These amounts do not include any life insurance payments or disability insurance payments that the executive or the executive's estate may receive under existing insurance policies. The assumptions underlying the calculations in the following tables include:

  •
  the value of each share subject to an option to purchase common stock that would be accelerated in the circumstances described below equals $30.38 per share (the closing price on the last trading day of 2008), minus the exercise price per share;

  •
  the value of each share of restricted stock for which our repurchase right would lapse in the circumstances described below equals $30.38 per share (the closing price on the last trading day of 2008);

  •
  appropriate provision for the continuation of all then-outstanding options would be made in connection with a change of control; and

  •
  our board of directors would elect not to pay a pro rata portion of an executive's target bonus for the year of termination in cases where the executive's employment is terminated voluntarily by the executive (for any reason, including retirement) or for cause, consistent with our policy that cash bonuses are payable only to employees who are otherwise eligible and who remain employed by us on the date of bonus payment, typically in February of the next year.

        The actual amounts that the named executive officers could receive in the future as a result of a termination of employment would likely differ materially from the amounts set forth below as a result of, among other things, changes in our stock price, changes in their base salary, target bonus amounts and actual bonus amounts, and the vesting and grants of additional equity awards.

Joshua S. Boger

        On February 5, 2009, we entered into a transition agreement with Dr. Boger. The terms applicable to Dr. Boger's employment termination will be governed by the transition agreement if:

  •
  his employment as our chief executive officer terminates on May 23, 2009;

  •
  he terminates his employment with good reason prior to May 23, 2009;

  •
  we terminate his employment without cause prior to May 23, 2009; or

  •
  Dr. Boger dies or becomes disabled on or prior to May 23, 2009.

The amounts payable to Dr. Boger under the transition agreement, including additional benefits he would receive if we experience a qualified change of control any time before the end of 2010, are set forth below under Employment Contracts and Change of Control Arrangements.

        If Dr. Boger's employment is terminated under any other circumstances, the terms of our employment agreement with Dr. Boger will apply. The amounts shown in the tables below are calculated based on the amounts that would have been payable under Dr. Boger's employment agreement if he had experienced an employment termination on December 31, 2008.

		Separate from a change of control		In connection with a change of control
	Voluntary Termination or Retirement/ Termination for Cause	Involuntary Termination Other Than for Cause	Termination by Executive With Good Reason	Involuntary Termination Other Than for Cause/ Termination for Good Reason	Death or Disability
Cash Severance Benefits	$—	$1,740,000	$1,087,500	$3,711,732	$—
Continuation of Employee Benefits	—	—	—	47,973	—
Accelerated Vesting of Stock Options	—	795,050	—	1,442,944	—
Accelerated Vesting of Restricted Stock	—	4,878,147	1,594,950	5,432,369	1,594,950
Excise Tax Gross-up	—	—	—	3,711,321	—
Total	$—	$7,413,197	$2,682,450	$14,346,339	$1,594,950

Ian F. Smith, Kurt C. Graves, Peter Mueller and Kenneth S. Boger

		Separate from a change of control	In connection with a change of control
	Voluntary Termination or Retirement/ Termination for Cause	Involuntary Termination Other Than for Cause/ Termination by Executive With Good Reason	Involuntary Termination Other Than for Cause/ Termination by Executive for Good Reason	Death or Disability
Ian F. Smith
Cash Severance Benefits	$—	$810,000	$810,000	$495,000
Continuation of Employee Benefits	—	15,960	15,960	—
Accelerated Vesting of Stock Options	—	252,086	451,116	193,228
Accelerated Vesting of Restricted Stock	—	2,390,754	2,561,064	2,300,526
Excise Tax Gross-up	—	—	1,296,445	—
Total	$—	$3,468,800	$5,134,585	$2,988,754
Kurt C. Graves
Cash Severance Benefits	$—	$822,150	$822,150	$502,425
Continuation of Employee Benefits	—	15,856	15,856	—
Accelerated Vesting of Stock Options	—	446,492	948,274	297,661
Accelerated Vesting of Restricted Stock	—	720,857	1,369,652	584,238
Total	$—	$2,005,355	$3,155,932	$1,384,324
Peter Mueller
Cash Severance Benefits	$—	$642,207	$825,694	$—
Continuation of Employee Benefits	—	15,719	23,579	—
Accelerated Vesting of Stock Options	—	—	802,404	—
Accelerated Vesting of Restricted Stock	—	1,443,050	2,730,706	1,443,050
Total	$—	$2,100,976	$4,382,383	$1,443,050
Kenneth S. Boger
Cash Severance Benefits	$—	$680,342	$680,342	$410,206
Continuation of Employee Benefits	—	15,699	15,699	—
Accelerated Vesting of Stock Options	—	224,078	391,546	174,548
Accelerated Vesting of Restricted Stock	—	1,857,221	2,000,493	1,779,964
Excise Tax Gross-up	—	—	1,144,686	—
Total	$—	$2,777,340	$4,232,766	$2,364,718

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

        We have entered into agreements and maintain plans that will require us to provide to our named executive officers cash compensation, benefits and/or acceleration of the vesting of equity awards in the event of termination of employment under specified circumstances. The following summary descriptions of our employment contracts, change of control agreements and restricted stock agreements containing severance provisions with our named executive officers are qualified by the more complete terms and conditions set forth in each of the agreements. In addition to the agreements described below, outstanding options granted under our stock and option plans provide that, in the event of certain changes of control, either appropriate provision for the continuation of all then-outstanding options must be made, or the vesting of those options will be accelerated and they will become fully exercisable immediately prior to such change of control.

Joshua S. Boger

        Dr. Boger has a written employment contract, which was entered into in 1994 and amended in 1995, 2004 and 2008. In February 2009, Dr. Boger entered into a transition agreement in connection with our agreement to terminate his employment in May 2009. Under the transition agreement, upon his employment termination on May 23, 2009, or if he terminates his employment with good reason prior to May 23, 2009 or we terminate his employment without cause prior to May 23, 2009, he will receive:

Severance Payment:	$2,850,453
Options:	Vesting of outstanding options that would have otherwise vested in the 18 months following termination and each option, subject to specific exceptions, shall remain exercisable until December 31, 2010
Restricted Stock:
Vesting of each outstanding restricted stock award that would have otherwise vested in the 18 months following termination, treating each award that does not vest ratably as if it vests ratably over the term of the grant
Employee Benefits:	Continuation of certain employee benefits for up to 18 months

        In addition, under the transition agreement, if Dr. Boger receives the benefits set forth in the table above and a qualifying change of control event occurs prior to December 31, 2010, Dr. Boger will receive the additional benefits set forth in the table below unless he has actively participated in the change of control event:

Change of Control Payment:	$1,946,457
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock grants
Employee Benefits:	Cash value of certain employee benefits for 36 months less amounts previously provided under the transition agreement on account of benefits
Tax Benefits:

Additional payments required to compensate Dr. Boger if payments made under his employment arrangements result in certain adverse tax consequences, including excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended

        Under the transition agreement, Dr. Boger would have the right to terminate his employment for good reason upon the occurrence of the following events without Dr. Boger's consent:

  •
  a substantial adverse alteration in the nature or status of Dr. Boger's position or responsibilities or the conditions of his employment as chief executive officer;

  •
  a reduction in his annual base salary; or

  •
  our failure to pay Dr. Boger's compensation to which he is entitled within seven days after the date such compensation is due.

In addition, if a change of control occurs prior to May 23, 2009, Dr. Boger would have the right to terminate his employment for good reason in certain other circumstances.

        Under Dr. Boger's transition agreement, cause means either the willful and continued failure by Dr. Boger to substantially perform his duties—subject to specified exceptions—after a written demand for substantial performance is delivered to him by our board specifically identifying the manner in which our board believes that he has not substantially performed his duties, or willfully engaging in conduct which is demonstrably and materially injurious to us, monetarily or otherwise.

        Under Dr. Boger's transition agreement a change of control shall be deemed to have occurred if:

  •
  the change of control is of a type that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Act of 1934, as amended;

  •
  a person, together with its affiliates and associates, becomes the beneficial owner of 20% or more of our voting shares then outstanding (excluding specified securities), unless the acquisition of the shares was an approved transaction;

  •
  during any period of 24 months, individuals who were on our board of directors at the beginning of that period plus individuals whose nomination for election to the board by our stockholders was approved by a vote of at least two-thirds of the directors (subject to certain limitations) cease for any reason to constitute a majority of our board; or

  •
  our stockholders approve our merger or consolidation with any other corporation, other than (a) a merger or consolidation that would result in our voting shares outstanding immediately prior to that merger or consolidation continuing to represent at least 50% of the combined voting shares of the surviving entity immediately after that merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization in which no person becomes an acquiring person.

In addition to his employment agreement, Dr. Boger is a party to a restricted stock agreement with us that is described below. Pursuant to his employment arrangements, Dr. Boger has agreed not to compete with us for the term of the agreement and for a period of one year thereafter.

Ian F. Smith

        The terms and conditions of Mr. Smith's employment are governed by a written employment contract, which was entered into in 2004 and amended in 2008. Mr. Smith's employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives.

        If Mr. Smith were terminated without cause, terminated his employment with us of his own initiative for good reason or we did not renew his agreement, other than in connection with a change of control as described below, he would be entitled to receive:

Severance Payment:	A)	100% of the sum of (i) his base salary at the time of termination and (ii) his target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Vesting of outstanding options that would have otherwise vested in the 18 months following termination
Restricted Stock:
Vesting of each outstanding restricted stock award that would have otherwise vested in the 18 months following the termination, treating each award that vests other than ratably, as if it vests ratably over the term of the grant
Employee Benefits:	Continuation of certain employee benefits for up to 12 months

        If we terminated Mr. Smith's employment without cause or he terminated his employment with us for good reason on a date within the 90 days prior to or the 12 months after a change of control he would be entitled to receive:

Severance Payment:	A)	100% of the sum of (i) his base salary at the time of termination and (ii) his target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock grants
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Tax Benefits:
Additional payments required to compensate Mr. Smith if payments made under the employment agreement result in certain adverse tax consequences including excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended

        If Mr. Smith's employment with us were terminated as a result of his death or disability, he would receive six months of severance pay, a pro rata portion of his target bonus for the year in which the termination occurred and 12 months acceleration of outstanding stock options and restricted stock awards. Pursuant to his employment agreement, Mr. Smith has agreed not to engage in specified competitive activity for a period of one year after the termination of his employment with us.

        Under the employment agreement, Mr. Smith would have the right to terminate his employment for good reason upon the occurrence of the following events without Mr. Smith's consent:

  •
  he is assigned to any duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities associated with his positions and offices on the date of the agreement, provided that such reassignment of duties or responsibilities is not due to his disability or performance, or is at his request;

  •
  he suffers a reduction in the authorities, duties and responsibilities associated with his positions and offices on the date of the agreement, on the basis of which he makes a determination in good faith that he can no longer carry out those positions or offices in the manner contemplated on the date the agreement was entered into, provided that any such reduction of duties or responsibilities is not due to his disability or performance, or is at his request;

  •
  his base salary is decreased;

  •
  his office location as assigned to him by us is relocated 35 or more miles from Cambridge, Massachusetts; or

  •
  failure of any entity in the event of a change of control to assume the obligations and liabilities of the employment agreement.

        Under Mr. Smith's employment agreement "cause" means:

  •
  he is convicted of a crime involving moral turpitude;

  •
  he commits a material breach of any provision of his employment agreement; or

  •
  in carrying out his duties, he acts or fails to act in a manner which is determined, in the sole discretion of our board, to be (A) willful gross neglect or (B) willful gross misconduct resulting, in either case, in material harm to us unless such act, or failure to act, was believed by him in good faith, to be in our best interests.

        Under Mr. Smith's employment agreement a change of control shall be deemed to have occurred if:

  •
  any person or group as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing 51% or more of the combined voting power of our outstanding securities, having the right to vote in the election of directors;

  •
  a majority of our board during any 12-month period is replaced at a meeting of our board or at a meeting of our stockholders with individuals other than individuals nominated or approved by a majority of the disinterested directors (as such term is defined in the employment agreement);

  •
  all or substantially all of our business is disposed of pursuant to a merger, consolidation or other transaction (subject to exceptions set forth in the agreement) in which the Company is not the surviving corporation or is materially or completely liquidated; or

  •
  we combine with another company and are the surviving corporation but, immediately after the combination, our stockholders hold, directly or indirectly, less than 50% of the total outstanding securities of the combined company having the right to vote in the election of directors.

        In addition to his employment agreement, Mr. Smith is a party to restricted stock agreements with us that are described below.

Kurt C. Graves

        The terms and conditions of Mr. Graves' employment are governed by a written employment agreement, which was originally entered into in June 2007 and amended in December 2008. Mr. Graves' employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives.

        If we terminated Mr. Graves' employment without cause or he terminated his employment with us for good reason other than in connection with a change of control as described below, he would be entitled to receive:

Severance Payment:	A)	100% of the sum of (i) his base salary at the time of termination and (ii) his target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:
Vesting of outstanding options that would have otherwise vested in the 18 months following termination and each option, subject to specific exceptions, would remain exercisable for one year following the termination of employment
Restricted Stock:
Vesting of each outstanding restricted stock award that would have otherwise vested in the 18 months following the termination, treating each award that vests other than ratably, as if it vests ratably over the term of the grant
Employee Benefits:	Continuation of certain employee benefits for up to 12 months

        If we terminated Mr. Graves' employment without cause or he terminated his employment with us for good reason on a date within the 90 days prior to or the 12 months after a change of control he would be entitled to receive:

Severance Payment:	A)	100% of the sum of (i) his base salary at the time of termination and (ii) his target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options and each option would remain exercisable for 90 days following the termination of employment
Restricted Stock:	Full vesting of all outstanding restricted stock grants
Employee Benefits:	Continuation of certain employee benefits for up to 12 months

        If Mr. Graves' employment with us were terminated as a result of his death or disability, he would receive six months of severance pay, a pro rata portion of his target bonus for the year in which the termination occurs and 12 months' acceleration of outstanding stock options and restricted stock awards. Pursuant to his employment agreement, Mr. Graves has agreed not to engage in specified competitive activity for a period of one year after the termination of his employment with us.

        Under the employment agreement, Mr. Graves would have the right to terminate his employment for good reason upon the occurrence of the following events without Mr. Graves' consent:

  •
  he ceases to report solely to the chief executive officer or is assigned to any material duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities customarily associated with his position and office, provided that such reassignment of duties or responsibilities is not for cause or due to his disability, and is not at his request;

  •
  his title is changed from Executive Vice President, Chief Commercial Officer and Head of Strategic Development, or he suffers a reduction in the authorities, duties, and responsibilities customarily associated with his position, on the basis of which he makes a determination in good faith that he can no longer carry out such position or office in the manner contemplated at the time the agreement was entered into, provided that such change in titles or reduction in the authorities, duties or responsibilities is not for cause, due to his disability, or at his request; provided, however, that he may not assert that he has good reason for termination due to any reduction in duties or responsibilities that are due to a change in the commercial prospects of any one or more of our drug candidates;

  •
  his base salary is decreased;

  •
  he is assigned to an office location 35 or more miles away from his office location immediately prior to such reassignment, other than in specific circumstances in connection with a change in location of our principal executive offices;

  •
  failure of our successor, in the event of a change of control, to assume all obligations and liabilities of his employment agreement; or

  •
  we materially breach any of the terms of his employment agreement.

        Under Mr. Graves' employment agreement "cause" means:

  •
  he is convicted of a crime involving moral turpitude;

  •
  he commits a material breach of any provision of the agreement not involving the performance or nonperformance of duties; or

  •
  in carrying out his duties, he acts or fails to act in a manner that is determined, in the sole discretion of our board, after written notice of any such act or failure to act and a reasonable opportunity to cure the deficiency has been provided to the executive, to be (A) willful gross neglect or (B) willful gross misconduct resulting, in either case, in material harm to us unless such act, or failure to act, was believed by him, in good faith, to be in our best interests.

        Under Mr. Graves' employment agreement a change of control shall be deemed to have occurred if:

  •
  any person or group as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing more than 50% of the combined voting power of our outstanding securities, having the right to vote in the election of directors;

  •
  a majority of our board at any time during the term of the employment agreement consists of individuals other than individuals nominated or approved by a majority of the disinterested directors; or

  •
  all or substantially all of our business or assets are sold or disposed of, or we combine with another company pursuant to a merger, consolidation, or other similar transaction, other than (i) a transaction solely for the purpose of reincorporating us in a different jurisdiction or recapitalizing or reclassifying our stock, or (ii) a merger or consolidation in which our stockholders immediately prior to such merger or consolidation continue to own at least a majority of the outstanding voting securities of the surviving entity immediately after the merger or consolidation.

Peter Mueller

        Dr. Mueller is a party to an employment agreement, a change of control agreement and two restricted stock agreements with us.

  Employment Agreement

        The terms and conditions of Dr. Mueller's employment are governed by a written employment contract, which was entered into in February 2008. His employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives.

        Under his employment agreement, if he is terminated without cause or he terminates his employment with us for good reason within 30 days of the event giving rise to his right to terminate for good reason, he would be entitled to receive:

Severance Payment:	100% of the sum of (i) his base salary at the time of termination and (ii) his target bonus for the year in which his employment is terminated
Employee Benefits:	Continuation of certain employee benefits for up to 12 months

        Under the employment agreement, he would have the right to terminate his employment for good reason upon the occurrence of the following events without his consent:

  •
  his base salary is decreased unless such reduction is part of an across-the-board proportionate reduction in the salaries of our senior management team; or

  •
  the office to which he is assigned is relocated to a place 35 or more miles away and such relocation is not at his request or with his prior agreement (and other than, for an executive assigned to our principal executive offices, in connection with a change in location of our principal executive offices).

        Under the employment agreement, cause means:

  •
  he is convicted of a crime involving moral turpitude;

  •
  he commits a material breach of any provision of the agreement not involving the performance or nonperformance of duties; or

  •
  in carrying out his duties, he acts or fails to act in a manner that is determined, in the sole discretion of our board, after written notice of any such act or failure to act and a reasonable opportunity to cure the deficiency has been provided to the executive, to be (A) willful gross neglect or (B) willful gross misconduct resulting, in either case, in material harm to us unless such act, or failure to act, was believed by him, in good faith, to be in our best interests.

  Change of Control Agreement

        We have a change of control agreement with Dr. Mueller, which was entered into in March 2003 and amended in February 2008 and December 2008. Under this agreement, if we terminate his employment without cause on a date within the 90 days prior to or the 12 months after a change of control or he terminates his employment within 30 days of an event giving rise to a right to terminate for good reason and the event occurs on a date within the 90 days prior to or the 12 months after a change of control, he would be entitled to receive:

Severance Payment:	A)	100% of the sum of (i) his base salary at the time of termination and (ii) his target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock grants
Employee Benefits:	Continuation of certain employee benefits for up to 18 months

        Under the change of control agreement, Dr. Mueller would have the right to terminate his employment for good reason upon the occurrence of the following events without his consent:

  •
  he is assigned to material duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities associated with his position and office immediately prior to the change of control, provided, that such reassignment of duties or responsibilities is not for cause, due to his disability or at his request;

  •
  he suffers a material reduction in the authorities, duties or job title and responsibilities associated with his position and office immediately prior to the change of control, on the basis of which he makes a good faith determination that he can no longer carry out his position or office in the manner contemplated before the change of control (provided that such reduction in authorities, duties, or job title and responsibilities is not for cause, due to his disability or at his request);

  •
  his base salary is decreased to a level below his base salary in effect immediately prior to the change of control;

  •
  our principal offices, or the location of the office to which he is assigned at the time the agreement was entered into, is relocated to a place 35 or more miles away; or

  •
  following a change of control, our successor fails to assume our obligations under the change of control agreement.

        Under the change of control agreement, cause means:

  •
  Dr. Mueller is convicted of a felony crime of moral turpitude;

  •
  his willful refusal or failure to follow a lawful directive or instruction of our board or the individual to whom he reports provided that he received prior written notice of the directive or instruction(s) that he failed to follow and, provided further, that we, in good faith, give him 30 days to correct any problems, and further provided if he corrects the problem(s) he may not be terminated for cause in that instance;

  •
  he commits willful gross negligence, or willful gross misconduct, resulting in either case in material harm to us, unless such act, or failure to act, was believed by him, in good faith, to be in our best interests; or

  •
  the violation of our policies made known to him regarding confidentiality, securities trading or inside information.

        Under the change of control agreement, change of control means:

  •
  any person or group as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing more than 50% of the combined voting power of our outstanding securities having the right to vote in the election of directors; or

  •
  all or substantially all of our business or assets are sold or disposed of, or we or one of our subsidiaries combines with another company pursuant to a merger consolidation, or other similar transaction, other than (i) a transaction solely for the purpose of reincorporating us or one of our subsidiaries in a different jurisdiction or recapitalizing or reclassifying our stock; or (ii) a merger or consolidation in which our stockholders immediately prior to such merger or consolidation continue to own at least a majority of the outstanding securities of the surviving entity immediately after the merger or consolidation.

Kenneth S. Boger

        The terms and conditions of Mr. Kenneth Boger's employment are governed by a written employment contract, which was originally entered into in 2004 and amended in 2008. Mr. Boger's employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives.

        If Mr. Boger's employment was terminated without cause, Mr. Boger terminated his employment with us for good reason or we do not renew his agreement other than in connection with a change of control as described below, Mr. Boger would be entitled to receive:

Severance Payment:	A)	100% of the sum of (i) his base salary at the time of termination and (ii) his target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:
Vesting of outstanding options that would have otherwise vested in the 18 months following termination and each option, subject to specific exceptions would remain exercisable for one year following the termination of employment
Restricted Stock:
Vesting of each outstanding restricted stock award that would have otherwise vested in the 18 months following the termination, treating each award that vests other than ratably, as if it vests ratably over the term of the grant
Employee Benefits:	Continuation of certain employee benefits for up to 12 months

        If we terminated Mr. Boger's employment without cause or he terminated his employment with us for good reason on a date within the 90 days prior to or the 12 months after a change of control he would be entitled to receive:

Severance Payment:	A)	100% of the sum of (i) his base salary at the time of termination and (ii) his target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock grants
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Tax Benefits:
Additional payments required to compensate Mr. Boger if payments made under the employment agreement result in certain adverse tax consequences including excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended

        If Mr. Boger's employment with us were terminated as a result of his death or disability, he would receive six months of severance pay, a pro rata portion of his target bonus for the year in which the termination occurs and 12 months acceleration of outstanding stock options and restricted stock awards. Pursuant to his employment agreement, Mr. Boger has agreed not to engage in specified competitive activity for a period of one year after the termination of his employment with us.

        Under the employment agreement, Mr. Boger would have the right to terminate his employment for good reason upon the occurrence of the following events without Mr. Boger's consent:

  •
  he is assigned to any material duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities customarily associated with his positions and offices on the date of the agreement, provided, that such reassignment of duties or responsibilities is not due to his disability, nor is at his request;

  •
  he suffers a reduction in the authorities, duties and responsibilities associated with his positions and offices on the date of the agreement on the basis of which he makes a determination in good faith that he can no longer carry out such positions or offices in the manner contemplated on the date the agreement was entered into, provided, that such reassignment of duties or responsibilities is not due to his disability, nor is at his request;

  •
  his base salary is decreased;

  •
  his office location as assigned to him by us is relocated 35 or more miles from Cambridge, Massachusetts;

  •
  failure of any entity in the event of a change of control to assume the obligations and liabilities of the employment agreement; or

  •
  the material breach of the terms of the employment agreement by us.

        Under Mr. Boger's employment agreement "cause" means:

  •
  he is convicted of a crime involving moral turpitude;

  •
  he commits a material breach of any provision of the employment agreement; or

  •
  in carrying out his duties, he acts or fails to act in a manner which is determined, in the sole discretion of our board, to be (A) willful gross neglect or (B) willful gross misconduct resulting, in either case, in material harm to us unless such act, or failure to act, was believed by Mr. Boger, in good faith, to be in our best interests.

        Under Mr. Boger's employment agreement a change of control shall be deemed to have occurred if:

  •
  any person or group as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing more than 50% of the combined voting power of our outstanding securities, having the right to vote in the election of directors;

  •
  a majority of our board at any time during the term of the employment agreement consists of individuals other than individuals nominated or approved by a majority of the disinterested directors; or

  •
  all or substantially all of our business or assets are sold or disposed of, or we combine with another company pursuant to a merger, consolidation, or other similar transaction, other than (i) a transaction solely for the purpose of reincorporating us in a different jurisdiction or recapitalizing or reclassifying our stock, or (ii) a merger or consolidation in which our stockholders immediately prior to such merger or consolidation continue to own at least a majority of the outstanding voting securities of the surviving entity immediately after the merger or consolidation.

        In addition to his employment agreement, Mr. Boger is a party to a restricted stock agreement with severance provisions that is described below.

Restricted Stock Agreements

        In addition to the agreements described above:

  •
  Dr. Boger, Mr. Smith, Dr. Mueller and Mr. Boger are parties to restricted stock agreements that were entered into in May 2004, referred to as the 2004 Restricted Stock Agreements. Dr. Boger's 2004 Restricted Stock Agreement relates to 52,500 shares of our common stock that are scheduled to vest on May 6, 2009 and the 2004 Restricted Stock Agreements for the other executives each relate to 32,500 shares of our common stock that are scheduled to vest on May 6, 2009.

  •
  Mr. Smith and Dr. Mueller are parties to restricted stock agreements, entered into effective as of January 2007, referred to as the 2007 Restricted Stock Agreements. Each 2007 Restricted Stock Agreement relates to 15,000 shares of our common stock scheduled to vest on May 6, 2010.

  2004 Restricted Stock Agreements

        Under the 2004 Restricted Stock Agreements with Dr. Boger, Mr. Smith, Dr. Mueller and Mr. Boger, the vesting of these shares would be accelerated in full if the executive's employment is terminated for any reason other than voluntarily by the executive without good reason or by us for cause.

        Under the 2004 Restricted Stock Agreements, cause means:

  •
  conviction of the executive of a felony crime of moral turpitude;

  •
  the executive's willful refusal or failure to follow a lawful directive or instruction of our board or the individual(s) to whom the executive reports provided the executive received prior written notice of the directive(s) or instruction(s) that the executive failed to follow and provided further that the executive did not correct any such problems within 30 days after receiving notice in good faith from us;

  •
  the executive commits (i) willful gross negligence, or (ii) willful gross misconduct in carrying out the executive's duties, resulting in either case in material harm to us, unless such act, or failure to act, was believed by the executive, in good faith, to be in our best interests; or

  •
  the executive's violation of our policies made known to the executive regarding confidentiality, securities trading or inside information.

        Under the 2004 Restricted Stock Agreements, good reason means:

  •
  the executive is assigned to any duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities performed [by] the executive's positions and offices on the date of the agreement, provided, that such reassignment of duties or responsibilities is not due to the executive's disability or the executive's performance, nor is at the executive's request;

  •
  the executive suffers a reduction in the authorities, duties and responsibilities associated with the executive's positions and offices on the date of the agreement on the basis of which the executive makes a determination in good faith that the executive can no longer carry out such positions or offices in the manner contemplated on the date hereof, provided, that such reassignment of duties or responsibilities is not due to the executive's disability or the executive's performance, nor is it at the executive's request;

  •
  the executive's base salary is decreased below the level on the date of the agreement;

  •
  our principal office, or the location of the office to which the executive is assigned on the date of the agreement, is relocated to a place 35 or more miles away; or

  •
  under specified circumstances, a successor entity fails to assume the obligations under the restricted stock agreement.

  2007 Restricted Stock Agreements

        Under the 2007 Restricted Stock Agreements with Mr. Smith and Dr. Mueller, the vesting of the subject shares would be accelerated in full if the executive's employment is terminated for any reason other than voluntarily by the executive without good reason or by us for cause.

        Under the 2007 Restricted Stock Agreements, cause means:

  •
  conviction of the executive of a crime of moral turpitude;

  •
  the executive's willful refusal or failure to follow a lawful directive or instruction of our board or the individual(s) to whom the executive reports provided the executive received prior written notice of the directive(s) or instruction(s) that the executive failed to follow and provided further that the executive did not correct any such problems within 30 days after receiving notice in good faith from us;

  •
  the executive commits (i) willful gross negligence, or (ii) willful gross misconduct in carrying out the executive's duties, resulting in either case in material harm to us, unless such act, or failure to act, was believed by the executive, in good faith, to be in our best interests; or

  •
  the executive's violation of our policies made known to the executive regarding confidentiality, securities trading or inside information.

        Under the 2007 Restricted Stock Agreements, good reason means, that without the executive's consent, one or more of the following events occurs and the executive of the executive's own initiative terminates the executive's employment within 90 days of such event:

  •
  the executive is assigned to any duties or responsibilities that are inconsistent, in any significant respect, with the scope of the executive's duties and responsibilities on the date of the agreement, provided that such reassignment of duties or responsibilities is not due to the executive's disability or the executive's performance, nor is at the executive's request;

  •
  the executive suffers a reduction in the authorities, duties and responsibilities associated with the executive's positions and offices on the date of the agreement, provided, that such reassignment of duties or responsibilities is not due to the executive's disability or the executive's performance, nor is it at the executive's request;

  •
  the executive's base salary is decreased below the level on the date of the agreement, other than a reduction that is part of an across-the-board proportionate reduction of the salaries of our senior management team;

  •
  the executive is assigned to an office location 35 or more miles away from the executive's office location immediately prior to such reassignment, other than in connection with a relocation of our principal executive offices; or

  •
  under specified circumstances, a successor entity fails to assume the obligations under the restricted stock agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2008, Dr. Brimblecombe, Mr. Sachs and Ms. Ullian were the only members of our MDCC. None of the members of our MDCC has ever been one of our employees or officers. During 2008, none of our executive officers served as a member of the board of directors or compensation committee of the board of directors or performed the equivalent functions of any entity that has one or more executive officers serving as a member of our board or the MDCC.

APPROVAL OF RELATED PERSON TRANSACTIONS AND TRANSACTIONS WITH RELATED PERSONS

        Our audit and finance committee reviews and, if appropriate, recommends for approval or ratification by our board of directors, all transactions with related persons that are required to be disclosed by us pursuant to Item 404(a) of Regulation S-K. Our policies and procedures with respect to transactions with related persons are governed by our written Related Party Transaction Policy. Pursuant to this policy, related party transactions include transactions, arrangements or relationships in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders or their immediate family members, who we refer to as related persons, has a direct or indirect material interest, except where disclosure of such transaction would not be required pursuant to Item 404(a) of Regulation S-K. As appropriate for the circumstances, our audit and finance committee will review and consider the related person's interest in the related party transaction and such other factors as it deems appropriate. Since January 1, 2008, we have not had any transactions that would have to be disclosed pursuant to Item 404(a) of Regulation S-K.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of March 17, 2009, by:

  •
  each stockholder known us to be the beneficial owner of more than 5% of our common stock on that date;

  •
  each director and each nominee for director;

  •
  each named executive officer; and

  •
  all directors and executive officers as a group.

Name and Address	Shares Beneficially Owned (1)	Percentage of Total
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	20,330,285	11.8%
D.E. Shaw & Co., L.P. (3) 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	11,175,479	6.5
Wellington Management Company, LLP (4) 75 State Street Boston, MA 02109	11,165,585	6.5
Joshua S. Boger (5) (6)	3,000,297	1.7
Eric K. Brandt (6)	77,500	*
Roger W. Brimblecombe (6)	92,500	*
Stuart J. M. Collinson (6)	208,383	*
Eugene H. Cordes (6)	108,000	*
Matthew W. Emmens (6)	258,441	*
Bruce I. Sachs (6)	288,710	*
Charles A. Sanders (6)	206,383	*
Elaine S. Ullian (6)	79,500	*
Kenneth S. Boger (6)	488,736	*
Kurt C. Graves (6)	150,764	*
Peter Mueller (6)	528,977	*
Ian F. Smith (6)	263,084	*
All directors and executive officers as a group (18 persons) (6)	6,209,260	3.5

*
Less than 1%

(1)
Beneficial ownership of shares for purposes of this proxy statement is determined in accordance with applicable Securities and Exchange Commission rules and includes shares of common stock as to which a person has or shares voting power and/or investment power, including dispositive power. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Attached to each share of common stock is a Preferred Share Purchase Right to acquire one-half of one hundredth of a share of our Series A Junior Participating Preferred Stock, par value $0.01 per share. These rights are not presently exercisable. Information with respect to persons other than directors and executive officers is based solely upon Schedules 13G and amendments thereto filed with the Securities and Exchange Commission in the first quarter of 2009.

(2)
Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 20,330,272 shares. The ownership of one Fidelity investment company, Fidelity Growth Company Fund, amounted to 13,648,067 shares. Strategic Advisors, Inc., a wholly-owned subsidiary of FMR LLC, provides investment advisory services to individuals and beneficially owns 13 shares of our common stock.

(3)
David E. Shaw is the president and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., L.P., which is the managing member and investment advisor of D.E. Shaw Valence Portfolios, L.L.C. and D.E. Shaw Investment Management L.L.C. D.E. Shaw Valence Portfolios, L.L.C. held 10,986,522 shares in its name and listed call options to acquire 150,200 shares. D.E. Shaw Investment Management L.L.C. had 38,757 shares under management.

(4)
Wellington Management Company, LLP had shared power to vote 6,330,085 of these shares and shared power to dispose of 11,165,585 of these shares. These securities were owned of record by clients of Wellington Management Company, LLP and those clients had the right to receive, or the power to the direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

(5)
Includes 207,500 shares held in trusts for the benefit of Dr. Boger's children. Dr. Boger disclaims beneficial ownership of these shares.

(6)
Includes shares which may be acquired upon the exercise of options exercisable within 60 days after March 17, 2009 and unvested shares of restricted stock as of March 17, 2009 as follows:

	Stock Options Exercisable Within 60 Days of March 17, 2009	Unvested Shares of Restricted Stock March 17, 2009
Joshua S. Boger	1,638,107	217,703
Eric K. Brandt	77,500	—
Roger W. Brimblecombe	92,500	—
Stuart J.M. Collinson	205,104	—
Eugene H. Cordes	90,000	—
Matthew W. Emmens	124,312	134,129
Bruce I. Sachs	120,000	—
Charles A. Sanders	180,000	—
Elaine S. Ullian	77,500	—
Kenneth S. Boger	378,492	73,165
Kurt C. Graves	82,266	55,668
Peter Mueller	394,412	98,369
Ian F. Smith	165,547	93,535
All directors and executive officers as a group (18 persons)	3,918,711	827,041

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires directors, officers, and persons who are beneficial owners of more than ten percent of our common stock to file with the Securities and Exchange Commission reports of their ownership of our securities and of changes in that ownership. To our knowledge, based upon a review of copies of reports filed with the Securities and Exchange Commission with respect to the fiscal year ended December 31, 2008 and written representations by our directors and officers that no other reports were required with respect to their transactions, all reports required to be filed under Section 16(a) by our directors and officers and persons who were beneficial owners of more than 10% of our common stock were timely filed.

CODE OF CONDUCT AND ETHICS

        We have adopted a Code of Conduct and Ethics that applies to all of our directors and employees, including our chief executive officer and chief financial and accounting officers. Our Code of Conduct and Ethics is available on our website www.vrtx.com under "Finances/Investor Info—Corporate Governance—Governance Documents." Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct and Ethics that apply to our directors or principal executive or financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ Stock Market LLC.

STOCKHOLDER COMMUNICATIONS TO THE BOARD

        Generally, stockholders who have questions or concerns should contact our investor relations department at (617) 444-6100. However, any stockholder who wishes to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions, in writing, in care of our corporate secretary, to our offices at 130 Waverly Street, Cambridge, Massachusetts 02139. Under procedures approved by our board, including a majority of our independent directors, all substantive communications shall be reviewed by our corporate secretary and forwarded or reported to the chair of the corporate governance and nominating committee, the independent directors and/or our full board, as deemed appropriate, with the exception of those communications relating to ordinary or routine business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

OTHER MATTERS

        The 2009 annual meeting is called for the purposes set forth in the notice. Our board of directors does not know of any other matters to be considered by the stockholders at the annual meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the annual meeting and that are not known to our board at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

 HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you write or call our corporate secretary at the following address or phone number: 130 Waverly Street, Cambridge, Massachusetts 02139, telephone (617) 444-6100. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

SOLICITATION

        We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy statement. We have retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $10,000. Proxies may also be solicited by our directors and employees by mail, by telephone, in person or otherwise. Employees will not receive additional compensation for solicitation efforts. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of common stock and to obtain voting instructions from the beneficial owners. We will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
AND NOMINATIONS FOR DIRECTOR

        In order to be considered for inclusion in the proxy statement for our 2010 annual meeting of stockholders, stockholder proposals must be received by us no later than December 10, 2009. If we do not receive notice of a matter to be considered for presentation at the 2010 annual meeting by February 23, 2010, our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal without including information regarding the proposal in our proxy materials. Proposals should be sent to the attention of our corporate secretary at our offices at 130 Waverly Street, Cambridge, MA 02139.

        Stockholder nominations for election to our board of directors at the 2010 annual meeting of stockholders may be submitted to our corporate secretary no later than February 13, 2010, and must include:

  •
  the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

  •
  a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  •
  a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

  •
  the other information regarding each nominee proposed by the stockholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

  •
  the consent of each nominee to serve on our board of directors if so elected.

AVAILABILITY OF MATERIALS

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission, which provides additional information about us, is available on the internet at www.vrtx.com and is available in paper form (other than exhibits thereto) to beneficial owners of our common stock without charge upon written request to Investor Relations, 130 Waverly Street, Cambridge, Massachusetts 02139. In addition, it is available to holders of record of our common stock at www.envisionreports.com/vrtx and to beneficial holders of our common stock at www.edocumentview.com/vrtx.

By order of the Board of Directors

KENNETH S. BOGER Secretary
April 7, 2009

Appendix A

VERTEX PHARMACEUTICALS INCORPORATED
AMENDED AND RESTATED 2006 STOCK and OPTION PLAN

1.     DEFINITIONS

        Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Vertex Pharmaceuticals Incorporated Amended and Restated 2006 Stock and Option Plan, have the following meanings:

Administrator means the Board of Directors and/or a committee of the Board of Directors to which the Board of Directors has delegated power to act on its behalf in administering this Plan in whole or in part.

Affiliate means a corporation that, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Common Stock means shares of the Company's common stock, $.01 par value.

Company means Vertex Pharmaceuticals Incorporated, a Massachusetts corporation.

Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the "valuation date") on the securities market where the Common Stock is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Administrator) on which there were sales. If there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Administrator in its sole discretion. The Fair Market Value as determined in this paragraph shall be rounded down to the next lower whole cent if the foregoing calculation results in fractional cents.

ISO means an option intended to qualify as an incentive stock option under Code Section 422.

Non-Employee Director means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

Non-Qualified Option means an option that is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, Non-Employee Director, consultant or advisor of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" and a Participant's permitted transferees where the context requires.

Participant's Survivors means a deceased Participant's legal representatives and/or any person or persons who acquires the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

Plan means this Vertex Pharmaceuticals Incorporated Amended and Restated 2006 Stock and Option Plan, as amended from time to time.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Section 3 of the Plan. The Shares subject to Stock Rights granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan with respect to a Stock Right, in such form as the Administrator shall approve.

Stock-Based Award means a grant by the Company under the Plan of an equity award or equity-based award that is not an Option or Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan as an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

2.     PURPOSES OF THE PLAN

        The Plan is intended to encourage ownership of Shares by Employees, Non-Employee Directors and certain consultants and advisors to the Company in order to attract such persons, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of Stock Rights to Employees, Non-Employee Directors, consultants and advisors of the Company.

3.     SHARES SUBJECT TO THE PLAN

        The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 13,902,380 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan. The number of Shares subject to this Plan shall be reduced, share for share, by the number of shares underlying Stock Rights, if any, that are granted under the Company's 2007 New Hire Stock and Option Plan after March 17, 2008.

        If an Option granted hereunder ceases to be outstanding, in whole or in part (other than by exercise), or if the Company shall reacquire (at no more than its original issuance price) any Shares issued pursuant to a Stock Grant, or if any Stock Right expires or is forfeited, cancelled or otherwise terminated or results in any Shares not being issued, the unissued Shares that were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan; provided that, the following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares that are not issued or delivered as a result of the net settlement of an outstanding Stock-Based Award or Option and (ii) Shares that the Company acquires from a Participant for a price that is more than the original issuance price of the Share, including any Share acquired by the Company to fund employee payroll tax withholding obligations on a Stock Grant or Shares applied to payment of the exercise price for an Option.

        After May 14, 2008, the number Shares that may be subject to or delivered pursuant to any form of Stock Right other than an Option shall not exceed 20% of the aggregate of (A) the number of Shares available as to which Stock Rights may be granted under this Plan on May 15, 2008 (taking in account the Shares added on such date, but which amount does not include those 536,625 Shares as to which the

Company granted Options on February 7, 2008, subject to obtaining subsequent shareholder approval of such Options) and (B) any Shares that again become available for issuance on or after May 15, 2008 pursuant to the preceding paragraph.

4.     ADMINISTRATION OF THE PLAN

        The Administrator shall administer the Plan. Subject to the provisions of the Plan, the Administrator is authorized to:

  a.
  Interpret the provisions of the Plan and of any Stock Right or Stock Agreement and to make all rules and determinations that it deems necessary or advisable for the administration of the Plan;

  b.
  Determine which Employees, Non-Employee Directors, consultants and advisors of the Company and its Affiliates shall be granted Stock Rights;

  c.
  Determine the number of Shares and exercise price for which a Stock Right shall be granted;

  d.
  Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

  e.
  In its discretion, accelerate:

  (i)
  the date of exercise of any installment of any Option; provided that the Administrator shall not, without the consent of the Option holder accelerate the exercise date of any installment of any Option granted to any Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 20) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6.2.3; or

  (ii)
  the date or dates of vesting of Shares, or lapsing of Company repurchase rights with respect to any Shares, under any Stock Rights; and

  f.
  In its discretion, extend the exercise date for any Option;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs (unless the holder of any such Option otherwise agrees). Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is other than the Board of Directors.

        The Administrator may employ attorneys, consultants, accountants or other persons, and the Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Company, all Participants, and all other interested persons. No member or agent of the Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or grants hereunder. Each member of the Administrator shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members of the Administrator may have as directors or otherwise under the by-laws of the Company, or any agreement, vote of stockholders or disinterested directors, or otherwise.

5.     ELIGIBILITY FOR PARTICIPATION

        The Administrator shall, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of execution of the Stock Agreement evidencing such Stock Right. ISOs may be granted only to Employees. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in other grants of Stock Rights.

6.     TERMS AND CONDITIONS OF OPTIONS

        6.1    General.    Each Option shall be set forth in writing in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. Each Stock Agreement shall state the option price (per share) of the Shares covered by each Option, the number of Shares to which it pertains, the date or dates on which it first is exercisable and the date after which it may no longer be exercised (subject to Sections 11, 12 and 13 of this Plan). Option rights may accrue or become exercisable in installments over a period of time, or upon the achievement of certain conditions or the attainment of stated goals or events. The Option Price per share of Shares covered by an Option (including both ISOs and Non-Qualified Options) shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date of grant.

        6.2    ISOs.    Each Option intended to be an ISO shall be issued only to Employees. In addition to the minimum standards set forth in Section 6.1, ISOs shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

          6.2.1    ISO Option Price.    In addition to the limitation set forth in Section 6.1, the Option price per share of the Shares covered by each ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

          6.2.2    Term of ISO.    Each ISO shall expire not more than ten (10) years from the date of grant; provided, however, that an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate shall expire not more than five (5) years from the date of grant.

          6.2.3    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which ISOs granted under this Plan and any other plan of the Company or its Affiliate become exercisable for the first time by a Participant during any calendar year shall not exceed the aggregate threshold for ISOs established by the Code ($100,000 as of March 22, 2006). To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Option.

        6.3    Non-Employee Directors' Options.    Each Non-Employee Director, upon first being elected or appointed to the Board of Directors, shall be granted a Non-Qualified Option to purchase that number of Shares as shall be established for such Option grants from time to time by the Board of Directors. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of the Option, (ii) have a term of ten (10) years, and (ii) shall become cumulatively exercisable in sixteen (16) equal quarterly installments, upon completion of each full quarter of service on the Board of Directors after the date of grant. In addition, on June 1 of each year, each Non-Employee Director shall be granted a Non-Qualified Option to purchase that number of Shares as shall be established for such Option grants from time to time by the Board of Directors. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of such Option, (ii) have a term of ten (10) years, and (iii) be exercisable in full immediately on the date of grant. Any director entitled to receive an Option grant under this Section may elect to decline the Option. If a Non-Employee Director ceases to be any of an Employee, Non-Employee Director, consultant or advisor of the Company, Options granted under this Section 6.3 shall remain exercisable to the extent such Options are exercisable on the date of such termination of service, for their full term, and the provisions of Sections 11 and 13 below shall not apply to any such Options.

        6.4    Limitation on Number of Options Granted.    Notwithstanding anything in this Plan to the contrary, no Participant shall be granted an aggregate of Options and/or Stock-Based Awards under this Plan in any calendar year for more than an aggregate of 600,000 Shares (subject to adjustment pursuant to Section 17 to the extent consistent with Section 162(m) of the Code).

7.     TERMS AND CONDITIONS OF STOCK GRANTS

        Each Stock Grant shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in the form approved by the Administrator, with such changes and modifications to such form as the Administrator, in its discretion, shall approve with respect to any particular Participant or Participants. The Stock Agreement shall contain terms and conditions that the Administrator determines to be appropriate and in the best interest of the Company; provided, however, that the purchase price per share of the Shares covered by each Stock Grant shall not be less than the par value per Share. Each Stock Agreement shall state the number of Shares to which the Stock Grant pertains and the terms of any right of the Company to reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, and any restrictions on the transferability of such Shares.

8.     TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS

        The Administrator shall have the right to grant other Stock-Based Awards having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in a form approved by the Administrator and shall contain terms and conditions that the Administrator determines to be appropriate.

9.     EXERCISE OF OPTIONS AND ISSUANCE OF SHARES

        An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Section for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Stock Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Stock Agreement.

        Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check acceptable to the Administrator, or (b) at the discretion of the Administrator, (i) through delivery of shares of Common Stock not subject to any restriction under any plan and having a Fair Market Value equal as of the date of exercise to the cash exercise price of the Option, (ii) in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Company, (iii) by any other means (excluding, however, delivery of a promissory note of the Participant) that the Administrator determines to be consistent with the purpose of this Plan and applicable law, or (iv) by any combination of the foregoing. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then as soon as is reasonably practicable deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). It is expressly understood that the Company may delay the delivery of the Shares in order to comply with any law or regulation that requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

10.   ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS

        By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder or as approved by the Administrator in its discretion and set forth in the applicable Stock Agreement, provided, however, that the Administrator shall not approve any transfer of a Stock Right for consideration. Except as provided in the preceding sentence or as otherwise permitted under a Stock Agreement, a Stock Right shall be exercisable, during the Participant's lifetime only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

11.   EFFECT ON STOCK RIGHTS OF TERMINATION OF SERVICE

        11.1     Except as otherwise provided in the applicable Stock Agreement or as otherwise provided in Sections 12 or 13, if a Participant ceases to be an Employee, Non-Employee Director, consultant or advisor with the Company and its Affiliates (for any reason other than termination for "cause," or death) (a "Termination of Service") before the Participant has exercised all Stock Rights, the Participant may exercise any Stock Right granted to him or her to the extent that the Stock Right is exercisable on the date of such Termination of Service. Any such Stock Right must be exercised within three months after the date of the Participant's Termination of Service, unless otherwise provided in the applicable Stock Agreement, but in no event after the expiration of the term of the Stock Right.

        11.2     The provisions of this Section, and not the provisions of Section 14, shall apply to a Participant who subsequently dies after the Termination of Service; provided, however, that in the case of a Participant's death within three (3) months after the Termination of Service, the Participant's Survivors may exercise the Stock Right within one (1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Stock Right.

        11.3     Notwithstanding anything herein to the contrary, if subsequent to a Participant's Termination of Service, but prior to the exercise of a Stock Right, the Administrator determines that, either prior or subsequent to the Participant's Termination of Service, the Participant engaged in conduct which would constitute "cause" (as defined in Section 12), then such Participant shall forthwith cease to have any right to exercise any Stock Right. Stock Rights that consist of Shares issued under Stock Grants for which any restrictions on transfer or Company repurchase right shall have lapsed, shall be deemed for all purposes to have been "exercised."

        11.4     Absence from work with the Company or an Affiliate because of temporary disability or a leave of absence for any purpose, shall not, during the period of any such absence in accordance with Company policies, be deemed, by virtue of such absence alone, a Termination of Service, except as the Administrator may otherwise expressly provide.

        11.5     Except as required by law or as set forth in a Participant's Stock Agreement, Stock Rights granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director, consultant or advisor of the Company or any Affiliate.

12.   EFFECT ON STOCK RIGHTS OF TERMINATION OF SERVICE FOR "CAUSE"

        Except as otherwise provided in a Participant's Stock Agreement or as otherwise agreed in writing by the Administrator, if a Participant's service with the Company or an Affiliate is terminated for "cause," all outstanding and unexercised (vested or unvested) Stock Rights will immediately be forfeited as of the time the Participant is notified that his or her service is terminated for "cause." Stock Rights that consist of Shares issued under Stock Grants for which any restrictions on transfer or Company repurchase right shall have lapsed, shall be deemed for all purposes to have been "exercised." For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company and its Affiliates, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of cause will be conclusive on the Participant and the Company. "Cause" is not limited to events that have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination of service. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of a Stock Right, that either prior or subsequent to the Participant's termination of service the Participant engaged in conduct which would constitute "cause," then the right to exercise any Stock Right shall be forfeited as set forth in this Section 12. Any definition in an agreement between a Participant and the Company or an Affiliate which contains a conflicting definition of "cause" for termination of service and which is in effect at the time of such termination of service shall supersede the definition in this Plan with respect to that Participant.

13.   EFFECT ON STOCK RIGHTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR, CONSULTANT OR ADVISOR

        Except as otherwise provided in a Participant's Stock Agreement, in the event of death of a Participant while the Participant is an Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate, any Stock Rights granted to such Participant may be exercised by the Participant's Survivors to the extent exercisable but not exercised on the date of death. Any such Stock Right must be exercised within one (1) year after the date of death of the Participant but in no event after the date of expiration of the term of the Stock Right, notwithstanding that the decedent might have been able to exercise the Stock Right as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, Non-Employee Director, consultant or advisor.

14.   RIGHTS AS A STOCKHOLDER

        No Participant to whom a Stock Right (other than a Stock Grant) has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right, except after due exercise thereof and/or tender of the full purchase price for the Shares being purchased pursuant to such exercise. The provisions of this Section 14 shall not be applicable to Shares issued pursuant to Stock Grants, provided that the Participant shall have tendered the purchase price therefore, notwithstanding the existence of stock transfer restrictions on or a Company repurchase right with respect to such Shares.

15.   EMPLOYMENT OR OTHER RELATIONSHIP

        Nothing in this Plan or any Stock Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, or to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

16.   DISSOLUTION OR LIQUIDATION OF THE COMPANY

        Upon the dissolution or liquidation of the Company (other than in connection with a transaction subject to the provisions of Section 17.2), all Stock Rights granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Stock Right to the extent that such Stock Right is exercisable as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Stock Agreement.

17.   ADJUSTMENTS

        Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder that have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Stock Agreement or in any employment agreement between a Participant and the Company or an Affiliate:

          17.1    Stock Dividends and Stock Splits.    If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock subject to or deliverable upon the exercise of a Stock Right shall be appropriately increased or decreased, and appropriate adjustments shall be made in the purchase price per Share to reflect such event. The number of Shares subject to Options to be granted to Non-Employee Directors pursuant to Section 6.3 and the number of Shares subject to the limitation in Section 6.4 shall also be proportionately adjusted upon the occurrence of such events.

          17.2    Consolidations or Mergers.    In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets (any of the foregoing, an "Acquisition"), all then outstanding Stock Rights (excluding any Shares subject to Stock Grants as to which all Company repurchase rights shall have lapsed) shall terminate unless assumed pursuant to clause (i) below; provided that either (i) the Administrator shall provide for the surviving or acquiring entity or an affiliate thereof to assume the outstanding Stock Rights or grant replacement stock rights in lieu thereof, any such replacement to be upon an equitable basis as determined by the Administrator, or (ii) if there is no such assumption or substitution, all outstanding Stock Rights shall become immediately and fully exercisable and all Company repurchase rights with respect to Stock Rights shall lapse, in each case immediately prior to the Acquisition, notwithstanding any restrictions or vesting conditions set forth therein.

          17.3    Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 17.2 above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising a Stock Right shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Stock Right prior to such recapitalization or reorganization.

          17.4    Adjustments to Stock Grants and Stock-Based Awards.    Upon the happening of any of the events described in Sections 17.1, 17.2 or 17.3, any outstanding Stock-Based Award and the Shares subject to any Stock Grant, vested or unvested, shall be appropriately adjusted to reflect the events described in such Sections. The Administrator shall determine the specific adjustments to be made under this Section 17.4.

          17.5    Modification of ISOs.    Notwithstanding the foregoing, any adjustments made pursuant to Section 17.1, 17.2 or 17.3 with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

18.   ISSUANCES OF SECURITIES

        Except as expressly provided herein, no issuance (including for this purpose the delivery of shares held in treasury) by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

19.   FRACTIONAL SHARES

        No fractional share shall be issued under the Plan and the person exercising any Stock Right shall receive from the Company cash in lieu of any such fractional share equal to the Fair Market Value thereof.

20.   CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS: TERMINATION OF ISOs

        Any Options granted under this Plan that do not meet the requirements of the Code for ISOs shall automatically be deemed to be Non-Qualified Options without further action on the part of the Administrator. The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portion thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

21.   WITHHOLDING

        If any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("FICA") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of a Stock Right, the lapsing of a Company repurchase right or a Disqualifying Disposition (as defined in Section 22), the Company may withhold from the Participant' compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Administrator (and permitted by law). For purposes hereof, the Fair Market Value of any shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding. In no event shall shares be withheld from any award in satisfaction of tax withholding requirements in an amount that exceeds the statutory minimum amount of tax withholding required.

22.   NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

        Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a "Disqualifying Disposition" of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (as defined in Section 424(c) of the Code) of such Shares before the later of (a) two years from the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO. If the Employee has died before such Shares are sold, the notice provisions of this Section 22 shall not apply.

23.   EFFECTIVE DATE; TERMINATION OF THE PLAN

        This Plan shall be effective on March 29, 2006, the date of its adoption by the Board of Directors, subject to approval by the shareholders of the Company. The Plan will terminate on March 28, 2016. The Plan also may be terminated at an earlier date by vote of the Board of Directors. Termination of this Plan will not affect any Stock Rights granted or Stock Agreements executed prior to the effective date of such termination.

24.   AMENDMENT OF THE PLAN; AMENDMENT OF STOCK RIGHTS

        The Plan may be amended by the stockholders of the Company by affirmative vote of a majority of the votes cast at a meeting of the stockholders at which a quorum is present. The Plan also may be amended by the Board of Directors or the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator that the Administrator determines is of a scope that requires stockholder approval shall be subject to stockholder approval. No modification or amendment of the Plan shall adversely affect a Participant's rights under a Stock Right previously granted to the Participant, without such Participant's consent.

        In its discretion, the Administrator may amend any term or condition of any outstanding Stock Right, provided: (i) such term or condition is not prohibited by the Plan; (ii) if the amendment is adverse to the Participant, such amendment shall be made only with the consent of the Participant or the Participant's Survivors, as the case may be; and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a "modification" of any Stock Right which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO (in which case, the Participant's or Participant's Survivors' consent to such amendment shall be required). Notwithstanding the foregoing, the Administrator shall not have the authority to reduce the exercise price of any Option after the date of grant, except for adjustments permitted under Section 17 of this Plan.

25.   GOVERNING LAW

        This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
VERTEX PHARMACEUTICALS INCORPORATED
2006 STOCK AND OPTION PLAN

        Effective February 5, 2009, the Amended and Restated Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan (the "Plan") is hereby amended as follows:

Section 6.4 of the Plan is deleted in its entirety and the following is substituted therefor:

        6.4    Limitation on Number of Shares Granted.    Notwithstanding anything in this Plan to the contrary, no Participant shall be granted an aggregate of Options and/or Stock-Based Awards under this Plan in any calendar year for more than an aggregate of 700,000 Shares (subject to adjustment pursuant to Section 17 to the extent consistent with Section 162(m) of the Code).

AMENDMENT NO. 2
TO THE
AMENDED AND RESTATED
VERTEX PHARMACEUTICALS INCORPORATED
2006 STOCK AND OPTION PLAN

        Effective May 14, 2009, the Amended and Restated Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan (the "Plan") is hereby amended as follows:

The first paragraph of Section 3 of the Plan is deleted in its entirety and the following is substituted therefor:

        The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 21,602,380 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR two (2) Class II Directors and FOR Proposals 2 - 3.

1.	Election of Directors:	For	Withhold

	01 - Roger W. Brimblecombe	☐	☐

		For	Withhold

	02 - Bruce I. Sachs	☐	☐

	For	Against	Abstain

2.

Amendments to the Amended and Restated 2006 Stock and Option Plan — The Board of Directors recommends a vote FOR the approval of the amendments to the Amended and Restated 2006 Stock and Option Plan that increase the number of shares of common stock authorized for issuance under the plan by 7,700,000 shares from 13,902,380 shares to 21,602,380 shares and increase the maximum number of shares a participant may receive in a calendar year under the plan from 600,000 to 700,000.

	☐	☐	☐

3.

Ratification of Independent Registered Public Accounting Firm — The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

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<STOCK#>    011EMB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Vertex Pharmaceuticals Incorporated

ANNUAL MEETING OF STOCKHOLDERS—MAY 14, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby constitute and appoint Joshua S. Boger, Ian F. Smith and Valerie L. Andrews, and each of them, the attorney(s) and proxy of the undersigned, with full power of substitution, with all the powers that the undersigned would possess if personally present, to vote all stock of Vertex Pharmaceuticals Incorporated that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held at 130 Waverly Street, Cambridge, Massachusetts, on Thursday, May 14, 2009 at 9:30 A.M. and at any postponements or adjournments thereof, hereby acknowledging receipt of the proxy statement for such meeting and revoking all previous proxies.

This proxy, when properly executed, will be voted as directed. If no direction is made, this proxy will be voted FOR each of the nominees and proposals listed on the reverse side and, in the case of other matters that legally come before the meeting or any postponement or adjournment thereof, as said proxies may deem advisable.

Please vote, sign and date on the reverse side and return this proxy card promptly using the enclosed envelope.

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VOTING PROCEDURES
PROPOSAL 1: ELECTION OF DIRECTORS
Nominees
Continuing Members of Our Board of Directors
Continuing Members of Our Board of Directors
PROPOSAL 2: AMENDMENTS TO AMENDED AND RESTATED 2006 STOCK AND OPTION PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND FINANCE COMMITTEE REPORT
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF CONDUCT AND ETHICS
STOCKHOLDER COMMUNICATIONS TO THE BOARD
OTHER MATTERS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
SOLICITATION
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING AND NOMINATIONS FOR DIRECTOR
AVAILABILITY OF MATERIALS
Appendix A